Amendment No. 1† dated May 28, 2014 Pricing Supplement No. 1842 dated October 7, 2013 To prospectus supplement dated September 28, 2012 and prospectus dated September 28, 2012, each as may be amended	Filed Pursuant to Rule 424(b)(3) Registration Statement No. 333-184193
Deutsche Bank AG, London Branch
1,500,000 FI Enhanced Global High Yield Exchange Traded Notes
Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023
FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023 (the “securities”) do not guarantee any return of principal at maturity and do not pay any interest. Instead, you will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank AG, London Branch, linked to the leveraged performance of the MSCI World High Dividend Yield USD Gross Total Return Index (the “Index”), less an investor fee. The Index is designed to reflect the performance of large and mid-cap stocks (excluding REITs) across 24 developed market countries selected from the MSCI World Index on the basis of higher than average dividend yields that are potentially also sustainable and persistent.
The securities have a current principal amount of $100 on the inception date. If the indicative value of the securities at any time on any trading day decreases below 60% of the current principal amount, a “rebalancing event” will occur and the current principal amount of the securities will be reduced and reset to the closing indicative value of the securities calculated as of the rebalancing date, while the initial index level will also be reset to the closing level of the Index on the rebalancing date. Upon the occurrence of a rebalancing event, investors will incur a fee equal to 0.05% of the current principal amount prior to the reset. Notwithstanding the occurrence of a rebalancing event, if the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any trading day decreases below 40% of the current principal amount, the securities will be automatically redeemed for an amount equal to the automatic redemption value. If an automatic redemption event occurs, you will lose a significant portion or all of your investment in the securities. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the level of the Index.
The securities offer investors exposure to two times the performance of the Index, measured from the inception date or the close of trading on the most recent rebalancing date to the relevant valuation date, less an investor fee. Therefore, the performance of the securities will be positively affected by any positive performance and negatively affected by any negative performance of the Index. Because the securities only rebalance upon the occurrence of a rebalancing event, if you purchase the securities at any time other than at the close of trading on the most recent rebalancing date or, if no rebalancing event has occurred, on the inception date, the effective leveraged participation of the securities in the performance of the Index will differ from the initial leverage factor of 2 and could differ substantially. Because your investment in the securities is leveraged, any decrease in the level of the Index may result in a significantly greater decrease in the value of the securities, and you may receive less than your original investment in the securities at maturity, upon repurchase or upon an automatic redemption event. Moreover, because the investor fee and the rebalancing fee, if applicable, will substantially reduce the amount of your return regardless of whether the Index increases or decreases, you will lose some or all of your investment at maturity, upon repurchase or upon an automatic redemption event if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the investor fee and any rebalancing fee.
If a rebalancing event occurs, the leverage feature of the securities, when combined with the deductions of the investor fee and any rebalancing fee and reset of the current principal amount, will cause the performance of the securities to differ significantly from the point-to-point performance of the Index. This feature acts to reset the leveraged exposure to the Index to approximately 2 if you purchase the securities on the relevant rebalancing date. It will also have the effect of deleveraging your exposure to the Index, if you have purchased the securities prior to the relevant rebalancing date. As a result, even if the level of the Index were to increase after a rebalancing event and return to its level at the time of your original investment, the value of the securities would be less than your original investment. The securities should be used only by knowledgeable investors who understand the potential adverse consequences of seeking long-term leveraged investment results by means of securities that may reset their notional exposure. Investors should consider the timing of their investment relative to the inception date and any rebalancing date and their investment horizon as well as potential trading costs when evaluating an investment in the securities and should regularly monitor their holdings of the securities to ensure that they remain consistent with their investment strategies.
†The purpose of this amendment to pricing supplement No. 1842 is to offer an additional 500,000 securities.  This amendment to pricing supplement No. 1842 amends and restates pricing supplement No. 1842 in its entirety.  We refer to this amendment as the “pricing supplement.”
You may lose some or all of your principal if you invest in these securities. See “Risk Factors” beginning on page PS-17 of this pricing supplement for risks relating to an investment in the securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The estimated value of the securities on each trading day is the repurchase value on such trading day, which is subject to an investor fee. See “investor fee” under Key Terms.
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
We issued 45,000 securities through Deutsche Bank Securities, Inc. (“DBSI”) on the inception date at 100% of the face value of $100 per security. Additional securities have been and may continue to be offered and sold from time to time, at our sole discretion, through DBSI at prevailing prices at the time of sale. We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may charge investors a purchase fee of up to 0.10% of the purchase price per security. As of May 28, 2014, there were approximately 1,000,000 securities outstanding.
DBSI, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), is our affiliate and will receive a portion of the investor fee. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.
Deutsche Bank Securities

Key Terms
Issuer:	Deutsche Bank AG, London Branch (“Deutsche Bank”).
Index:	MSCI World High Dividend Yield USD Gross Total Return Index
Inception Date:	October 7, 2013
Initial Settlement Date:	October 10, 2013
Denominations/Face Amount:
$100 per security. The securities have been and may be issued and sold over time at prices based on the indicative value of such securities at such times, which may be significantly higher or lower than the face amount.

Payment at Maturity:
If your securities have not previously been repurchased by us and an automatic redemption event has not occurred, at maturity you will be entitled to receive a cash payment per security equal to the repurchase value of the securities calculated based on the arithmetic average of the closing index levels on each of the applicable valuation dates.

Any payment at maturity, upon repurchase or upon an automatic redemption event is subject to our ability to pay our obligations as they become due.

Repurchase Value:
At maturity or upon repurchase at your option or our option as described below, the repurchase value of the securities will be equal to:

Current principal amount × (initial leverage factor × index performance – 1
– investor fee calculated on the last applicable valuation date)

The repurchase value will not be less than zero.

Indicative Value:
NYSE Arca will publish the intraday indicative value for the securities every 15 seconds on Bloomberg page “FIEGIV.” The intraday indicative value, which is meant to approximate the intrinsic economic value of the securities at any given time on a trading day, will be equal to:

Current principal amount × (initial leverage factor ×
index performance – 1 – investor fee on such trading day)

The closing indicative value of the securities on each trading day will be calculated in the same manner as the intraday indicative value except that the index performance will be determined based on the closing index level on such trading day rather than the intraday index level. Neither we nor NYSE Arca will publish the closing indicative value for the securities. We refer to both the closing indicative value and the intraday indicative value as the indicative value. The indicative value will not be less than zero.

The intraday indicative value of the securities is not the same as the trading price of such securities in the secondary market, which will be reported on Bloomberg page “FIEG.” The actual trading price of the securities in the secondary market may vary significantly from their indicative value. Investors are cautioned that paying a premium purchase price over the indicative value of the securities at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace or when the securities are repurchased by us.

Current Principal Amount:
$100 per security; provided that, upon the occurrence of a rebalancing event, the current principal amount following the relevant rebalancing date will be reduced and reset to the closing indicative value of the securities on such rebalancing date minus the rebalancing fee. The current principal amount will not be less than zero. As of May 28, 2014, the current principal amount is $100.

Initial Leverage Factor:	2
Index Performance:	The index performance will be calculated as follows: reference index level / initial index level
Initial Index Level:
1,421.365; provided that, upon the occurrence of a rebalancing event, the initial index level following the relevant rebalancing date will be reduced and reset to the closing index level on such rebalancing date.

Reference Index Level:
For purposes of calculating the intraday indicative value at any given time on a trading day, the reference index level is the intraday index level at such time.

For purposes of calculating the closing indicative value on any trading day, the reference index level is the closing index level on such trading day.

For purposes of calculating the repurchase value upon repurchase at your option, the reference index level is the closing index level on the relevant valuation date.

For purposes of calculating the repurchase value at maturity or upon repurchase at our option, the reference index level is the arithmetic average of the closing index levels on each of the applicable valuation dates.

For purposes of calculating the investor fee on any trading day, the reference index level is the closing index level on the immediately preceding trading day.

Closing Index Level:
For any trading day, the closing index level will equal the closing level of the Index as reported on Bloomberg page “MHDYWOUG <Index>,” subject to adjustment by the calculation agent in its reasonable discretion upon the occurrence of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”

Intraday Index Level:	For any trading day, the intraday index level at any given time will equal the level of the Index as reported on Bloomberg page “M2WDHDVD <Index>” at such time.
Investor Fee:	The investor fee is zero on the inception date. On any trading day following the inception day, the investor fee will be calculated as follows:

Investor fee on the immediately preceding trading day +
funding rate x index performance x day count fraction

For purposes of calculating the investor fee following a rebalancing date, the investor fee on the rebalancing date shall be deemed to equal zero.

The investor fee accrues on a daily basis and is designed to cover the cost of hedging our obligations under the securities through one or more of our affiliates.  Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

In addition, DBSI may charge investors a purchase fee of up to 0.10% of the purchase price per security and may also charge a fee of up to 0.10% of the repurchase value for each security that is repurchased.

Funding Rate:	On any trading day, a rate equal to the 3-month USD LIBOR rate on such trading day plus the spread
Spread:
1.50%; provided that the calculation agent may increase the spread, by a maximum amount of 0.20%, to cover any change in the cost of transacting in the securities comprising the Index on the relevant exchanges (as defined below) that is due to any increase or imposition of financial transactions tax by a relevant taxing authority. As of May 28, 2014, the spread is 1.50%.

Day Count Fraction:
For any trading day, the day count fraction will equal a fraction, the numerator of which is the number of calendar days elapsed from, but excluding, the immediately preceding trading day to, and including, such trading day and the denominator of which is 360.

3-Month USD LIBOR:
The 3-month USD LIBOR rate on any trading day is equal to the rate for 3-month deposits in U.S. dollars, which appears as of 11:00 a.m., London time, on the day that is two London banking days preceding such trading day, on Reuters Page LIBOR01, or, if such rate does not appear on Reuters Page LIBOR01, the 3-month USD LIBOR rate that appears on Telerate Page “3750” or such other page as may replace Reuters Page LIBOR01 on Reuters or such other service or services as may be nominated by the sponsor of the 3-month USD LIBOR rate for the purpose of displaying London interbank offered rates for deposits in U.S. dollars. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Rebalancing Event:
If the indicative value of the securities at any time on any trading day from, and excluding, the inception date to, and including, the last exercise date is less than the rebalancing trigger, a “rebalance event” will occur. At the close of business on the next succeeding trading day (a “rebalancing date”), the calculation agent will reset the current principal amount of the securities to the closing indicative value of the securities on such rebalancing date minus the rebalancing fee and reset the initial index level to the closing index level on such rebalancing date. This feature acts to reset the leveraged exposure to the Index to approximately 2 for investors who purchase the securities on the relevant rebalancing date. It will also have the effect of deleveraging the exposure to the Index for investors who purchase the securities prior to the relevant rebalancing date. As of May 28, 2014, no rebalancing event has occurred.

The rebalancing date is subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”

Rebalancing Trigger:	For any trading day, 60% of the current principal amount of the securities on such trading day
Rebalancing Fee:	0.05% of the current principal amount of the securities on the relevant rebalancing date prior to the reset
Repurchase at Your Option:
You may offer 10,000 securities, or an integral multiple of 1 security in excess thereof, to Deutsche Bank for repurchase for an amount in cash per security equal to the repurchase value calculated based on the closing index level on the applicable valuation date.

To effect a repurchase, you must follow the instructions set forth under “Specific Terms of the Securities – Repurchase at Your Option” and your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 11:00 a.m., New York City time, on the business day prior to your desired valuation date, which may be any trading day during the exercise period; provided that the repurchase at your option will be deemed ineffective if we deliver a call notice to repurchase the securities or an automatic redemption event occurs, in each case, prior to the close of business on the relevant valuation date for the repurchase at your option, and your securities will instead be repurchased or redeemed as described below on the relevant call date or automatic redemption date, as applicable. The repurchase date for your securities will be the third business day following the valuation date for the repurchase, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.” If you hold less than 10,000 securities or less than 10,000 securities are outstanding, you will not be able to avail yourself of the repurchase option.

DBSI may charge investors a fee of up to 0.10% of the repurchase value for each security that is repurchased.

Repurchase at Our Option:
We may, in our sole discretion, elect to redeem the securities in whole but not in part on any trading day during the exercise period for an amount in cash per security equal to the repurchase value calculated based on the arithmetic average of the closing index levels on each of the applicable valuation dates. If we elect to redeem the securities, we will give you notice not less than seven business days prior to the call date (the “call notice date”). If we exercise our right to repurchase the securities, we will deliver an irrevocable call notice to the Depository Trust Company (“DTC”), the holder of the global security for the securities. The call date for the securities will be specified in the call notice, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events,” but will in no event be prior to the seventh business day following the call notice date. The last day on which we may deliver a call notice is the last exercise date. See “Specific Terms of the Securities – Repurchase at Our Option.”

Automatic Redemption Event:
If the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any trading day from, and excluding, the inception date to, and including, the last exercise date is less than the automatic redemption trigger, an “automatic redemption event” will occur and the securities will be automatically redeemed on the automatic redemption date for an amount in cash per security equal to the automatic redemption value. The calculation agent will calculate the indicative value of the securities for purpose of determining whether an automatic redemption event has occurred. The automatic redemption date will be the third business day following the applicable valuation date. If a rebalancing event has occurred and then an automatic redemption event occurs after the occurrence of the rebalancing event but prior to the end of the trading day on the corresponding rebalancing date, then the securities will be automatically redeemed pursuant to the automatic redemption event without giving effect to the rebalancing event.

If an automatic redemption event occurs, the securities will be automatically redeemed and you will lose a significant portion or all of your investment in the securities. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the level of the Index.

Automatic Redemption Value:
The automatic redemption value will be determined by the calculation agent, in its sole discretion, based on the intraday indicative value calculated using a substitute reference index level rather than the intraday index level used to determine that the automatic redemption event has occurred. The substitute reference index level will be computed by the calculation agent in accordance with the formula for and the method of calculating the Index last in effect prior to the automatic redemption event, using the public quotations for the intraday prices of the relevant components of the Index as selected by the calculation agent as soon as practicable following the occurrence of an automatic redemption event, or if the exchanges or markets for any of the components of the Index are not open for trading when the automatic redemption event occurs, the public quotations for such components as selected by the calculation agent as soon as practicable when such exchanges or markets are next open for trading. If the calculation agent is prevented from determining the automatic redemption value because of a suspension, absence or material limitation of trading in any of the stocks comprising the Index or a breakdown or failure in the price and trade reporting systems of any relevant exchange following the occurrence of an automatic redemption event, the calculation agent may determine the automatic redemption value when such suspension, absence or material limitation of trading or breakdown or failure in the price and trade reporting systems has ceased to occur. However, if such disruption is continuing on the fifth trading day after the trading day on which the automatic redemption event occurs, the calculation agent may make a good faith estimate in its sole discretion of the substitute reference index level and will determine the automatic redemption value on such fifth trading day.

The substitute reference index level determined by the calculation agent could be lower than the intraday index level used to determine that the automatic redemption event has occurred. Therefore, the automatic redemption value could be lower than 40% of the current principal amount of the securities.

Automatic Redemption Trigger:	For any trading day, 40% of the current principal amount of the securities on such trading day
Listing:
The securities are listed on NYSE Arca. To the extent there is an active secondary market in the securities, we expect that investors will purchase and sell the securities primarily in this secondary market. The ticker symbol for the securities is “FIEG.”

Exercise Period:	The period from, and excluding, the initial settlement date to, and including, the last exercise date
Last Exercise Date:	October 4, 2023
Valuation Date(s):
In connection with a repurchase at your option, the valuation date is the first trading day following the business day on which you deliver an effective notice offering your securities for repurchase by Deutsche Bank as described herein.

In connection with a repurchase at our option, the valuation dates are the first three trading days following the call notice date.

In connection with an automatic redemption event, the valuation date is the trading day on which the calculation agent is able to complete its determination of the automatic redemption value.

In connection with the payment at maturity, the valuation dates are the first three trading days following the last exercise date.

In the case of a repurchase at your option, a repurchase at our option or the payment at maturity, the valuation date(s) are subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”

Final Valuation Date:	The last valuation date in connection with the payment at maturity. We expect the final valuation date to be October 9, 2023.
Maturity Date:
October 12, 2023 or the next business day if such day is not a business day, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.”

Business Day:
A Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London.

Trading Day:
Any day other than a day on which (i)(A) the value of the Index is not published by the sponsor of the Index, (B) trading is not generally conducted on NYSE Arca or (C) trading is not generally conducted on the relevant exchange and (ii) the calculation agent determines in its sole discretion that such non-publication or non-trading materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

Relevant exchange:
The primary organized exchanges or markets of trading for (i) any security then included in the Index or (ii) any futures or options contract or fund related to the Index or to any security then included in the Index.

Calculation Agent:	Deutsche Bank, AG, London Branch
Record Date:	The record date for the payment at maturity will be the final valuation date, whether or not that day is a business day.
CUSIP Number:	25155L293

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Number of Securities to be Registered1	Aggregate Market Price2	Amount of Registration Fee2
FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023	500,000	$63,790,000.00	$8,216.15

1	The amount of securities to be registered relates to an additional 500,000 securities, offered pursuant to this Amendment No. 1 to Pricing Supplement No. 1842 to Registration Statement No. 333-184193.
2
Calculated in accordance with Rule 457(c) of the Securities Act of 1933 based on $127.58 per security, which is the average of the high and low prices of the securities reported on the NYSE Arca on May 27, 2014.

Registration fees have previously been paid in accordance with Rule 457(r) in connection with 1,000,000 securities.

ADDITIONAL TERMS SPECIFIC TO THE SECURITIES

You should read this pricing supplement together with the prospectus dated September 28, 2012, as supplemented by the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) and any further supplements to these documents at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus supplement dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Our Central Index Key, or CIK, on the SEC website is 0001159508. As used in this pricing supplement, “we,” “us” or “our” refers to Deutsche Bank, including, as the context requires, acting through one of its branches.

The trustee has appointed Deutsche Bank Trust Company Americas as its authenticating agent with respect to our Series A global notes.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying prospectus supplement and prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

TABLE OF CONTENTS

Page

SUMMARY	PS-1
RISK FACTORS	PS-17
THE INDEX	PS-28
VALUATION OF THE SECURITIES	PS-34
SPECIFIC TERMS OF THE SECURITIES	PS-36
CLEARANCE AND SETTLEMENT	PS-43
USE OF PROCEEDS AND HEDGING	PS-43
U.S. FEDERAL INCOME TAX CONSEQUENCES	PS-45
SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)	PS-48
BENEFIT PLAN INVESTOR CONSIDERATIONS	PS-49
VALIDITY OF SECURITIES	PS-50
LEGAL MATTERS	PS-51
FORM OF OFFER FOR REPURCHASE	A-1

SUMMARY

The following is a summary of the terms of the securities, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this pricing supplement and the accompanying prospectus supplement and prospectus. References to the “prospectus” mean our accompanying prospectus, dated September 28, 2012, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated September 28, 2012, which supplements the prospectus, in each case as may be amended or supplemented from time to time.

We may, without your consent, create and issue securities in addition to those offered by this pricing supplement having the same terms and conditions as the securities and we may consolidate the additional securities to form a single class with the outstanding securities. However, we are under no obligation to sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time.

We may, in our sole discretion, redeem the securities in whole but not in part on any trading day from, and excluding, the initial settlement date to, and including, the last exercise date for an amount in cash per security equal to the repurchase value calculated based on the arithmetic average of the closing index levels on each of the applicable valuation dates.

What are the securities and how do they work?

We are offering the Exchange Traded Notes linked to the leveraged performance of the MSCI World High Dividend Yield USD Gross Total Return Index (the “Index”), which is designed to reflect the performance of large and mid-cap stocks (excluding REITs) across 24 developed market countries selected from the MSCI World Index on the basis of higher than average dividend yields that are potentially also sustainable and persistent as described below under “What is the Index?”

We refer to each Exchange Traded Note as a security. The securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch.

For each security, investors will receive a cash payment, if any, at maturity or upon repurchase by Deutsche Bank AG, London Branch, which will be based on two times the performance of the Index, measured from the inception date or the close of trading on the most recent rebalancing date to the relevant valuation date, less an investor fee. Therefore, the performance of the securities will be positively affected by any positive performance and negatively affected by any negative performance of the Index, in each case, subject to the deduction of the investor fee.

The securities have a current principal amount of $100 on the inception date. If the indicative value of the securities at any time on any trading day from, and excluding, the inception date to, and including, the last exercise date decreases below 60% of the current principal amount, a “rebalancing event” will occur and the current principal amount of the securities will be reduced and reset to the closing indicative value of the securities calculated as of the rebalancing date, while the initial index level will also be reset to the closing level of the Index on the rebalancing date. Upon the occurrence of a rebalancing event, investors will incur a fee equal to 0.05% of the current principal amount prior to the reset. Because the securities only rebalance upon the occurrence of a rebalancing event, if you purchase the securities at any time other than at the close of trading on the most recent rebalancing date or, if no rebalancing event has occurred, on the inception date, the effective leveraged participation of the securities in the performance of the Index will differ from the initial leverage factor of 2 and could differ substantially. As of May 28, 2014, the current principal amount is $100 and no rebalancing event has occurred.

Notwithstanding the occurrence of a rebalancing event, if the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any day decreases below 40% of the current principal amount, the securities will be automatically redeemed for an amount equal to the automatic redemption value. If an automatic redemption event occurs, you will lose a significant portion or all of your investment in the securities. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the level of the Index.

The securities do not guarantee any return of principal at maturity and do not pay any interest.

What is the Index?

The Index is designed to track the performance of large and mid-cap stocks (excluding REITS) across 24 developed market countries selected from the MSCI World Index on the basis of higher than average dividend yields that are potentially also sustainable and persistent. The Index also incorporates certain screening mechanisms based on certain “quality” characteristics and recent one-year price performance that seek to exclude stocks with potentially deteriorating fundamentals that may force them to cut or reduce dividends in the future.

The Index is a total return index whose index level reflects gross dividends, meaning that it measures the market performance in terms of both price performance and income from dividend payments.  Under such methodology, dividends are notionally reinvested in the Index on the day the relevant security is quoted ex-dividend. The amount reinvested is the entire dividend distributed to holders of the relevant security, but does not include tax credits.

The Index is calculated, maintained and published by MSCI, Inc. (the “index sponsor”), which launched the Index on October 31, 2006. The intraday index level is reported by the index sponsor on Bloomberg page “M2WDHDVD <Index>”. The official closing level of the Index is reported by the index sponsor on Bloomberg page “MHDYWOUG <Index>”.

See “The Index” on page PS-28 for more information.

What exposure do the securities offer?

The securities offer investors exposure to the two times the performance of the Index, measured from the inception date or the close of trading on the most recent rebalancing date to the relevant valuation date, less an investor fee. Because the securities only rebalance upon the occurrence of a rebalancing event, if you purchase the securities at any time other than at the close of trading on the most recent rebalancing date or, if no rebalancing event has occurred, on the inception date, the effective leveraged participation of the securities in the performance of the Index will differ from the initial leverage factor of 2 and could differ substantially.

How is the payment at maturity or upon repurchase calculated?

At maturity or upon any earlier repurchase, you will be entitled to receive a payment per security which will reflect two times the performance of the Index, measured from the inception date or the close of trading on the most recent rebalancing date to the relevant valuation date, less an investor fee. Any payment at maturity or upon earlier repurchase is subject to our ability to satisfy our obligations as they become due.

We may, in our sole discretion, redeem the securities in whole but not in part on any trading day from, and excluding, the initial settlement date to, and including, the last exercise date for an amount in cash per security equal to the repurchase value of the securities calculated based on the arithmetic average of the closing index levels on each of the applicable valuation dates. In addition, if the indicative value of the securities on any trading day from, and excluding, the inception date to, and including, the last exercise date decreases below 40% of the current principal amount, the securities will be automatically redeemed for an amount equal to the automatic redemption value and you will lose a significant portion or all of your investment in the securities. Accordingly, you should not expect to be able to hold the securities to maturity.

At maturity or upon repurchase, your payment per security, if any, will be calculated as:

Current principal amount × (initial leverage factor × index performance – 1 – investor fee calculated on the last valuation date)

where,
Current principal amount	=
$100 per security; provided that, upon the occurrence of a rebalancing event, the current principal amount following the relevant rebalancing date will be reduced and reset to the closing indicative value of the securities on such rebalancing date minus the rebalancing fee. The current principal amount will not be less than zero.

Index performance	=	reference index level / initial index level
Initial index level	=
1,421.365; provided that, upon the occurrence of a rebalancing event, the initial index level following the relevant rebalancing date will be reduced and reset to the closing index level on such rebalancing date

Reference index level	=
for purposes of calculating the payment at maturity or upon repurchase at our option, the arithmetic average of the closing index levels on each of the applicable valuation dates.

For purposes of calculating the payment upon repurchase at your option, the closing index level on the relevant valuation date.

Initial leverage factor	=	2

For purposes of determining the payment at maturity or upon repurchase, the investor fee will be calculated on the last valuation date as follows:

Investor fee	=	investor fee on the immediately preceding trading day + funding rate x index performance x day count fraction where,
Funding rate	=	the 3-month USD LIBOR rate on last valuation date plus the spread
Spread	=
1.50%; provided that the calculation agent may increase the spread, by a maximum amount of 0.20%, to cover any change in the cost of transacting in the securities comprising the Index on the relevant exchanges (as defined below) that is due to any increase or imposition of financial transactions tax by a relevant taxing authority

Index performance	=	reference index level / initial index level
Reference index level	=	for purposes of calculating the investor fee, the closing index level on the trading day immediately preceding the last valuation date
Day count fraction	=
a fraction, the numerator of which is the number of calendar days elapsed from, but excluding, the trading day immediately preceding the last valuation date to, and including, the last valuation date and the denominator of which is 360.

How are the current principal amount and initial index level reset upon the occurrence of a rebalancing event?

Initially, the current principal amount will be equal to $100 per security. Upon the occurrence of a rebalancing event, the current principal amount following the relevant rebalancing date will be reduced and reset to the closing indicative value of the securities on such rebalancing date minus the rebalancing fee. The rebalancing fee is 0.05% of the current principal amount of the securities on the relevant rebalancing date prior to the reset.

For example, if the current principal amount is $100 when a rebalancing event occurs and the closing indicative value of the securities on the next succeeding trading day, which is the rebalancing date, is $55.00, the current principal amount following the relevant rebalancing date will be reset to $54.95, calculated as follows:

New current principal amount	=	closing indicative value on such rebalancing date – rebalancing fee

=	$55.00 – 0.05% x $100.00

=	$55.00 – $0.05

=	$54.95

The initial index level following the rebalancing date will also be reset to the closing index level on such rebalancing date. Subsequently, the applicable index performance and investor fee will be applied to $54.95 to derive the repurchase value or indicative value, as applicable.

The current principal amount will remain unchanged until the next rebalancing event occurs and the amount for which Deutsche Bank would repurchase your securities will depend upon the current principal amount, the index performance on the applicable valuation date(s) and the investor fee as accrued from, and excluding, the most recent rebalancing date to, and including, the last applicable valuation date.

If a rebalancing event occurs, the leveraged feature of the securities, when combined with the deductions of the investor fee and any rebalancing fee and reset of the current principal amount, will likely cause the performance of the securities to differ significantly from the point-to-point performance of the Index. This feature acts to reset the leveraged exposure to the Index to approximately 2 if you purchase the securities on the relevant rebalancing date. It will also have the effect of deleveraging your exposure to the Index, if you have purchased the securities prior to the relevant rebalancing date. As a result, even if the level of the index were to increase after a rebalancing event and return to its level at the time of your original investment, the value of the securities would be less than your original investment.

What fees are charged to investors and how are they calculated?

The investor fee is zero on the inception date and will accrue on daily basis afterwards. The investor fee will be calculated on each trading day following the inception date based on the sum of (i) the investor fee on the immediately preceding trading day and (ii) the product of (a) a funding rate equal to the 3-month USD LIBOR rate on such trading day plus the spread, (b) the closing index level on the immediately preceding trading day divided by the initial index level and (c) a day count fraction measuring the number of calendar days elapsed from, but excluding, the immediately preceding trading day to, and including, such trading day within a 360-day year. If a rebalancing event occurs, the investor fee accrued to the rebalancing date will be applied to reduce the current principal amount applicable following the rebalancing date. Therefore, for purposes of calculating the investor fee following a rebalancing date, the investor fee on the rebalancing date shall be deemed to equal zero.

The investor fee is designed to cover the cost of providing the leveraged exposure to the Index and of hedging our obligations under the securities through one or more of our affiliates.  Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

The investor fee is applied to the current principal amount when the indicative value and the repurchase value are calculated. If you offer your securities for repurchase by Deutsche Bank or if we exercise our repurchase option, the investor fee will be applied as accrued from, and excluding, the most recent rebalancing date or, if no rebalancing event has occurred, the inception date to, and including, the last applicable valuation date. Similarly, at maturity, the amount you receive will be subject to the investor fee as accrued from, and excluding, the most recent rebalancing date or, if no rebalancing event has occurred, the inception date to, and including, the final valuation date. Accordingly, the dollar amount of fees that will be deducted from the current principal amount will depend upon the current principal amount, and will also be affected by the 3-month USD LIBOR rate and the daily performance of the Index on each trading day.

The rebalancing fee is 0.05% of the current principal amount of the securities on the relevant rebalancing date prior to the reset and will reduce the current principal amount following the relevant rebalancing date.

Because the investor fee and the rebalancing fee, if applicable, will substantially reduce the amount of your return at maturity or upon repurchase by Deutsche Bank regardless of whether the Index increases or decreases, the Index must increase by an amount sufficient to offset the negative effect of the investor fee and any rebalancing fee applicable to the securities in order for you to receive at least the return of your initial investment at maturity or upon repurchase by Deutsche Bank. If the Index decreases or does not increase sufficiently, you will receive less than your initial investment at maturity or upon repurchase by Deutsche Bank.

In addition, if the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any trading day decreases below the automatic redemption trigger, the securities will be automatically redeemed for an amount equal to the automatic redemption value and you will lose a significant portion or all of your investment in the securities.

In addition, DBSI may charge investors a purchase fee of up to 0.10% of the purchase price per security. DBSI may also charge investors a fee of up to 0.10% of the repurchase value for each security that is repurchased.

What indicative value of the securities will be published?

NYSE Arca will publish the intraday indicative value for the securities every 15 seconds on Bloomberg page “FIEGIV.” The intraday indicative value, which is meant to approximate the intrinsic economic value of the securities at any given time on a trading day, will be calculated as follows:

Current principal amount × (initial leverage factor × index performance – 1 – investor fee on such trading day)

The closing indicative value of the securities on each trading day will be calculated in the same manner as the intraday indicative value except that the index performance will be determined based on the closing index level on such trading day rather than the intraday index level. Neither we nor NYSE Arca will publish the closing indicative value for the securities. We refer to both the closing indicative value and the intraday indicative value as the indicative value.

The ticker symbol for the securities is “FIEG.” The actual trading prices of the securities may vary significantly from their indicative values. Investors are cautioned that paying a premium purchase price over the indicative value of the securities at any time could lead to the loss of any premium in the event the investor sells the securities when the premium is no longer present in the marketplace or when the securities are repurchased by us.

How do you offer your securities for repurchase by Deutsche Bank?

To effect a repurchase, you must irrevocably offer at least 10,000 securities, or an integral multiple of 1 security in excess thereof, to DBSI no later than 11:00 a.m., New York City time, on the business day prior to your desired valuation date, which may be any trading day during the exercise period; provided that the repurchase at your option will be deemed ineffective if we deliver a call notice to repurchase the securities or an automatic redemption event occurs, in each case, prior to the close of business on the relevant valuation date for the repurchase at your option, and your securities will instead be repurchased or redeemed on the relevant call date or automatic redemption date, as applicable. The repurchase date for your securities will be the third business day following the valuation date.

If you wish to offer your securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•
your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 11:00 a.m., New York City time, on the business day prior to your desired valuation date. You must offer at least 10,000 securities, or an integral multiple of 1 security in excess thereof, for repurchase by Deutsche Bank on any repurchase date. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time on the repurchase date.

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 11:00 a.m., New York City time, on the business day prior to your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any securities purchased by DBSI will remain outstanding. If you hold less than 10,000 securities or less than 10,000 securities are outstanding, you will not be able to avail yourself of the repurchase option.

DBSI may charge a fee of up to 0.10% of the repurchase value per security that is repurchased at your option.

How do you sell your securities?

The securities are listed on NYSE Arca. To the extent there is an active secondary market in the securities, we expect that investors will purchase and sell such securities primarily in this secondary market. A trading market for your securities may not develop, however, and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. If the securities are delisted or if a sufficiently active secondary market in the securities does not develop, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so or at a price that reflects a liquid market in the securities.

When will the securities be automatically redeemed?

If the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any trading day from, and excluding, the inception date to, and including, the last exercise date is less than 40% of the current principal amount of the securities on such trading day, an “automatic redemption event” will occur and the securities will be automatically redeemed on the automatic redemption date for an amount in cash per security equal to the automatic redemption value. The automatic redemption date will be the third business day following the applicable valuation date. If a rebalancing event has occurred and then an automatic redemption event occurs after the occurrence of the rebalancing event but prior to the end of the trading day on the corresponding rebalancing date, then the securities will be automatically redeemed pursuant to the automatic redemption event without giving effect to the rebalancing event.

The automatic redemption value will be determined by the calculation agent, in its sole discretion, based on the intraday indicative value calculated using a substitute reference index level rather than the intraday index level used to determine that the automatic redemption event has occurred. The substitute reference index level will be computed by the calculation agent in accordance with the formula for and the method of calculating the Index last in effect prior to the automatic redemption event, using the public quotations for the intraday prices of the relevant components of the Index as selected by the calculation agent as soon as practicable following the occurrence of an automatic redemption event, or if the exchanges or markets for any of the components of the Index are not open for trading when the automatic redemption event occurs, the public quotations for such components as selected by the calculation agent as soon as practicable when such exchanges or markets are next open for trading. If the calculation agent is prevented from determining the automatic redemption value because of a suspension, absence or material limitation of trading in any of the stocks comprising the Index or a breakdown or failure in the price and trade reporting systems of any relevant exchange following the occurrence of an automatic redemption event, the calculation agent may determine the automatic redemption value when such suspension, absence or material limitation of trading or breakdown or failure in the price and trade reporting systems has ceased to occur. However, if such disruption is continuing on the fifth trading day after the trading day on which the automatic redemption event occurs, the calculation agent may make a good faith estimate in its sole discretion of the substitute reference index level and will determine the automatic redemption value on such fifth trading day.

If an automatic redemption event occurs, the securities will be automatically redeemed and you will lose a significant portion or all of your investment in the securities. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the level of the Index.

Can the securities be called by Deutsche Bank?

We may, in our sole discretion, elect to redeem the securities in whole but not in part on any trading day from, and excluding, the inception date to, and including, the last exercise date for an amount in cash per security equal to the repurchase value calculated based on the arithmetic average of the closing index levels on each of the applicable valuation dates. If we elect to redeem the securities, we will give you notice not less than seven business days prior to the call date (the “call notice date”). If we exercise our right to repurchase the securities, we will deliver an irrevocable call notice to DTC, the holder of the global security for the securities. The valuation dates are the first three trading days following the call notice date, subject to postponement due to a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events.” The call date for the securities will be specified in the call notice, subject to postponement in the event of a market disruption event as described under “Specific Terms of the Securities – Market Disruption Events,” but will in no event be prior to the seventh business day following the call notice date. The last day on which we may deliver a call notice is the last exercise date. See “Specific Terms of the Securities – Repurchase at Our Option.”

How do you determine the number of securities outstanding at any time?

The number of securities outstanding at any time, including any securities held by DBSI or other affiliates of ours, will be published on Bloomberg page “FIEGSO.”

What are the tax consequences of an investment in the securities?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following examples, which show how the securities would perform in various hypothetical circumstances, are included only to be illustrative and not indicative of actual results.  The figures in these examples have been rounded for convenience.

For the 2 examples below, the following assumptions have been made:

initial index level: 1,000 (the actual initial index level is set forth in “Key Terms”)

current principal amount: $100

3-month USD LIBOR: 0.25%

Number of calendar days from the immediately preceding trading day: 1

No rebalancing event or automatic redemption event has occurred

How the repurchase value upon a repurchase at your option is calculated:

Example 1: The investor offers its securities to Deutsche Bank for repurchase 6 months after the inception date. The closing index level on the applicable valuation date is 1,300.  Because the closing index level on the applicable valuation date is 1,300, the reference index level for such repurchase at your option is 1,300.  Using the reference index level, the calculation agent determines the index performance as follows:

index performance	=	reference index level / initial index level

	=	1,300 / 1,000

	=	1.30

Next, the calculation agent determines the applicable funding rate. In this example, we assume the spread is the initial spread of 1.50% set on the inception date.

funding rate	=	3-month USD LIBOR + spread

	=	0.25% + 1.50%

	=	1.75%

Using the funding rate, the calculation agent then calculates the applicable investor fee. In this example, we assume the investor fee on the trading day immediately preceding the valuation date is 0.010000 and the reference index level on the trading day immediately preceding the valuation date is also 1,300 and the index performance for the purpose of calculating the investor fee is 1.30:

investor fee	=	investor fee on the trading day immediately preceding the valuation date + funding rate x index performance x day count fraction

	=	0.0100000 + 0.0175 x 1.30 x 1/360

	=	0.0100632

Finally, the calculation agent computes the repurchase value:

repurchase value	=	current principal amount x (initial leverage factor x index performance – 1 – investor fee calculated on the last applicable valuation date)

	=	$100 x (2 x 1.30 – 1 – 0.0100632)

	=	$158.99

Because the return on the securities is reduced by the investor fee, the securities do not show a gain equal to two times the percentage increase in the level of the Index.  In this example, an investor that purchased the securities on the inception date for $100 per security would expect to receive $160 per security on the repurchase date if there were no investor fee.  However, once the investor fee is taken into account, the repurchase value is reduced to $158.99 per security.  Because the investor fee accumulates over time, the longer the investor holds the securities, the more the investor fee will diminish an investor’s return.

In addition, DBSI may charge investors a fee of up to 0.10% of the repurchase value for each security that is repurchased. In this example, if DBSI charged the investor a fee of 0.10% of the repurchase value for each security repurchased, the cash payment the investor would receive on the repurchase date would be reduced to $158.83 per security.

How the repurchase value upon a repurchase at our option is calculated:

Example 2: We decide to repurchase the securities after year 5. The closing index levels on the applicable valuation dates are 1,050, 1,020 and 900.  Because the closing index levels on the applicable valuation dates are 1,050, 1,020 and 900, the reference index level is calculated as follows:

reference index level	=	The arithmetic average of the closing index levels on each of the applicable valuation dates

	=	(1,050 + 1,020 + 900) / 3

	=	990

Even though the closing index level on two of the applicable valuation dates is greater than 1,000, because the reference index level for calculating the repurchase value upon a repurchase at our option uses the arithmetic average of the closing index levels on the applicable valuation dates (as does the reference index level for calculating the payment at maturity), the reference index level is less than 1,000. Using the reference index level, the calculation agent determines the index performance as follows:

index performance	=	reference index level / initial index level

	=	990 / 1,000

	=	0.99

Next, the calculation agent determines the applicable funding rate and index performance for purposes of calculating the investor fee. In this example, we assume the calculation agent increases the initial spread of 1.50%, by the maximum amount of 0.20%, to cover any change in the cost of transacting in the securities comprising the Index on the relevant exchanges that is due to any increase or imposition of financial transactions tax by a relevant taxing authority.

funding rate	=	3-month USD LIBOR + spread

	=	0.25% + (1.50% + 0.20%)

	=	1.95%

index performance	=	reference index level on the trading day immediately preceding the last applicable valuation date / initial index level

	=	1,020 / 1,000

	=	1.02

Using the index performance and the funding rate calculated above, the calculation agent then calculates the applicable investor fee (the investor fee calculated on the last applicable valuation date). In this example, we assume the investor fee on the trading day immediately preceding the last applicable valuation date is 0.100000:

investor fee	=	investor fee on the trading day immediately preceding the last applicable valuation date + funding rate x index performance x day count fraction

	=	0.1000000 + 0.0195 x 1.02 x 1/360

	=	0.1000553

Finally, the calculation agent computes the repurchase value:

repurchase value	=	current principal amount x (initial leverage factor x index performance – 1 – investor fee for the trading day on which such time occurs)

	=	$100 x (2 x 0.99 – 1 – 0.1000553)

	=	$87.99

Because the return on the securities is reduced by the investor fee, the securities show a greater loss than two times the percentage decrease in the level of the Index.  In this example, an investor that purchased the securities on the inception date for $100 per security would expect to receive $98 per security on the repurchase date if there were no investor fee.  However, once the investor fee is taken into account, the repurchase value paid on the repurchase date is reduced to $87.99 per security.  Because the investor fee accumulates over time, the longer the investor holds the securities, the more the investor fee will diminish an investor’s return.

Hypothetical Performance

The following charts set out a range of hypothetical yearly performances of the Index and demonstrate how these performances impact the closing indicative value (and ultimately the repurchase value) for the securities. The following charts assume an initial index level of 1,000 (the actual initial index level is set forth in “Key Terms”). For purposes of calculating the investor fee in these hypothetical examples, it is assumed that (i) the reference index level for each year remains at such level for the entire year, starting on the first trading day of such year, (ii) there are 365 calendar days in each year and (iii) the funding rate is 1.80% for the entire 10 year term of the securities. The following hypothetical examples also demonstrate the leveraged participation of the securities in the performance of the Index, which we refer to as the effective leverage, an investor would be exposed to if the investor purchased the securities after the inception date. The effective leverage can be calculated at any time using the following formula: current principal amount times the initial leverage factor times the index performance divided by the relevant indicative value. The following examples are entirely hypothetical and are not indicative of actual results. The figures in these examples have been rounded for convenience. Over the term of the securities, the Index is likely to display greater variability than is depicted in the hypothetical performance charts below. It is possible that you could lose your entire investment if your securities are exposed to severe or repeated negative performances. Any payment at maturity or upon repurchase or an automatic redemption event is subject to our ability to satisfy our obligations as they become due.

Example 1 – The level of the Index increases each year and no rebalancing events or automatic redemption event occurs

Year	Closing Index Level	Initial Index Level	Current Principal Amount	Index Performance closing index level / initial index level	Investor Fee previous investor fee + 1.80% x index performance x day count fraction	Rebalancing Trigger 60% x current principal amount	Automatic Redemption Trigger 40% x current principal amount	Closing Indicative Value current principal amount x 2 x index performance – 1 – investor fee	Effective Leverage
0	1,000	1,000	$100.00	100.00%	0.00000	$60.00	$40.00	$100.00	2.00
1	1,050	1,000	$100.00	105.00%	0.01916	$60.00	$40.00	$108.08	1.94
2	1,100	1,000	$100.00	110.00%	0.03923	$60.00	$40.00	$116.08	1.90
3	1,150	1,000	$100.00	115.00%	0.06021	$60.00	$40.00	$123.98	1.86
4	1,200	1,000	$100.00	120.00%	0.08211	$60.00	$40.00	$131.79	1.82
5	1,250	1,000	$100.00	125.00%	0.10492	$60.00	$40.00	$139.51	1.79
6	1,300	1,000	$100.00	130.00%	0.12864	$60.00	$40.00	$147.14	1.77
7	1,350	1,000	$100.00	135.00%	0.15328	$60.00	$40.00	$154.67	1.75
8	1,400	1,000	$100.00	140.00%	0.17883	$60.00	$40.00	$162.12	1.73
9	1,450	1,000	$100.00	145.00%	0.20528	$60.00	$40.00	$169.47	1.71
10	1,500	1,000	$100.00	150.00%	0.23265	$60.00	$40.00	$176.73	1.70
Return on $100 investment at maturity: 76.73%

In this hypothetical example, the level of the Index increases by 5.00% of its initial index level each year.  As such, the securities demonstrate a positive return over the 10 year term of the securities.  This hypothetical example demonstrates how the gains on the securities are magnified due to the effect of the initial leverage factor. However, because the return on the securities is reduced by the investor fee, the securities show a gain less than two times the percentage increase in the level of the Index over the 10 year term of the securities.  The chart also illustrates how the investor fee accumulates over time.

This hypothetical example also demonstrates that the effective leverage will be lower than the initial leverage factor of 2 if an investor purchase the securities after the inception date at a price higher than the current principal amount. If an investor were to purchase the securities in year 2 for $116.08, such investor would have an effective leverage of 1.90, which means, ignoring any applicable fees, such investor would lose or gain 1.90% on their investment for every 1% change in the level of the Index, as measured from the closing index level of 1,100 in year 2 when the securities were purchased.

Example 2 – The level of the Index decreases each year and no rebalancing events or an automatic redemption event occurs

Year	Closing Index Level	Initial Index Level	Current Principal Amount	Index Performance closing index level / initial index level	Investor Fee previous investor fee + 1.80% x index performance x day count fraction	Rebalancing Trigger 60% x current principal amount	Automatic Redemption Trigger 40% x current principal amount	Closing Indicative Value current principal amount x 2 x index performance – 1 – investor fee	Effective Leverage
0	1,000	1,000	$100.00	100.00%	0.00000	$60.00	$40.00	$100.00	2.00
1	990	1,000	$100.00	99.00%	0.01807	$60.00	$40.00	$96.19	2.06
2	980	1,000	$100.00	98.00%	0.03595	$60.00	$40.00	$92.40	2.12
3	970	1,000	$100.00	97.00%	0.05366	$60.00	$40.00	$88.63	2.19
4	960	1,000	$100.00	96.00%	0.07118	$60.00	$40.00	$84.88	2.26
5	950	1,000	$100.00	95.00%	0.08852	$60.00	$40.00	$81.15	2.34
6	940	1,000	$100.00	94.00%	0.10567	$60.00	$40.00	$77.43	2.43
7	930	1,000	$100.00	93.00%	0.12264	$60.00	$40.00	$73.74	2.52
8	920	1,000	$100.00	92.00%	0.13944	$60.00	$40.00	$70.06	2.63
9	910	1,000	$100.00	91.00%	0.15604	$60.00	$40.00	$66.40	2.74
10	900	1,000	$100.00	90.00%	0.17247	$60.00	$40.00	$62.75	2.87
Return on $100 investment at maturity: -37.25%

In this hypothetical example, the level of the Index decreases by 1.00% of its initial index level each year.  As such, the securities demonstrate a negative return over the 10 year term of the securities.  This hypothetical example demonstrates how the losses on the securities are magnified due to the effect of the initial leverage factor.  Because the return on the securities is also reduced by the investor fee, the securities show a loss greater than two times the percentage decrease in the level of the Index over the 10 year term of the securities.  The chart also illustrates how the investor fee accumulates over time.

This hypothetical example also demonstrates that the effective leverage will be higher than the initial leverage factor of 2 if an investor purchase the securities after the inception date at a price lower than the current principal amount. If an investor were to purchase the securities in year 2 for $92.40, such investor would have an effective leverage of 2.12, which means, ignoring any applicable fees, such investor would lose or gain 2.12% on their investment for every 1% change in the level of the Index, as measured from the closing index level of 980 in year 2 when the securities were purchased.

Example 3 – The level of the Index moderately increases each year, but the return on the securities is negative due to the investor fee

Year	Closing Index Level	Initial Index Level	Current Principal Amount	Index Performance closing index level / initial index level	Investor Fee previous investor fee + 1.80% x index performance x day count fraction	Rebalancing Trigger 60% x current principal amount	Automatic Redemption Trigger 40% x current principal amount	Closing Indicative Value current principal amount x 2 x index performance – 1 – investor fee	Effective Leverage
0	1,000	1,000	$100.00	100.00%	0.00000	$60.00	$40.00	$100.00	2.00
1	1,005	1,000	$100.00	100.50%	0.01834	$60.00	$40.00	$99.17	2.03
2	1,010	1,000	$100.00	101.00%	0.03677	$60.00	$40.00	$98.32	2.05
3	1,015	1,000	$100.00	101.50%	0.05530	$60.00	$40.00	$97.47	2.08
4	1,020	1,000	$100.00	102.00%	0.07391	$60.00	$40.00	$96.61	2.11
5	1,025	1,000	$100.00	102.50%	0.09262	$60.00	$40.00	$95.74	2.14
6	1,030	1,000	$100.00	103.00%	0.11141	$60.00	$40.00	$94.86	2.17
7	1,035	1,000	$100.00	103.50%	0.13030	$60.00	$40.00	$93.97	2.20
8	1,040	1,000	$100.00	104.00%	0.14928	$60.00	$40.00	$93.07	2.23
9	1,045	1,000	$100.00	104.50%	0.16835	$60.00	$40.00	$92.16	2.27
10	1,050	1,000	$100.00	105.00%	0.18752	$60.00	$40.00	$91.25	2.30
Return on $100 investment at maturity: -8.75%

In this hypothetical example, the level of the Index increases by 0.50% of its initial index level each year.  This hypothetical example demonstrates that even though the level of the Index increases 5% over the 10 year term of the securities, due to the deduction of the investor fee, the closing indicative value of the securities decreases 8.75% at maturity.  In this example, an investor that purchased the securities on the trade date for $100 per security would expect to receive $110 per security on the maturity date if there was no investor fee.  However, once the investor fee is taken into account, because the level of the index did not increase sufficiently to offset the investor fee, the amount paid on the maturity date is reduced to $91.25 per security.

Example 4 – The level of the Index fluctuates each year, resulting in two rebalancing events, but no automatic redemption event occurs

Year	Closing Index Level	Initial Index Level	Current Principal Amount	Index Performance closing index level / initial index level	Investor Fee previous investor fee + 1.80% x index performance x day count fraction	Rebalancing Trigger 60% x current principal amount	Automatic Redemption Trigger 40% x current principal amount	Closing Indicative Value current principal amount x 2 x index performance – 1 – investor fee	Effective Leverage
0	1,000	1,000	$100.00	100.00%	0.00000	$60.00	$40.00	$100.00	2.00
1	900	1,000	$100.00	90.00%	0.01643	$60.00	$40.00	$78.36	2.30
2	800	1,000	$100.00	80.00%	0.03104	$60.00	$40.00	$56.90	2.81
rebalancing date	800	1,000	$100.00	80.00%	0.03108	$60.00	$40.00	$56.89	2.81
trading day after rebalancing date	800	800	$56.84	100.00%	0.00004	$34.11	$22.74	$56.84	2.00
3	900	800	$56.84	112.50%	0.02045	$34.11	$22.74	$69.89	1.83
4	1,000	800	$56.84	125.00%	0.04326	$34.11	$22.74	$82.80	1.72
5	1,100	800	$56.84	137.50%	0.06835	$34.11	$22.74	$95.59	1.64
6	1,000	800	$56.84	125.00%	0.09117	$34.11	$22.74	$80.08	1.77
7	800	800	$56.84	100.00%	0.10943	$34.11	$22.74	$50.62	2.25
8	650	800	$56.84	81.25%	0.12427	$34.11	$22.74	$28.46	3.25
rebalancing date	650	800	$56.84	81.25%	0.12431	$34.11	$22.74	$28.46	3.25
trading day after rebalancing date	650	650	$28.43	100.00%	0.00004	$17.06	$11.37	$28.43	2.00
9	850	650	$28.43	130.77%	0.02376	$17.06	$11.37	$45.25	1.64
10	1,400	650	$28.43	215.38%	0.06303	$17.06	$11.37	$92.25	1.33
Return on $100 investment at maturity: -7.75%

This hypothetical example demonstrates how a rebalancing event affects the performance of the securities.  On the last trading day of year 2, the closing index level decreases to 800, resulting in a closing indicative value of $56.90.  Because the closing indicative value of $56.90 is less than the rebalancing trigger of $60.00 (equal to 60% of the current principal amount of $100), a rebalancing event occurs and the next succeeding trading day will be deemed to be the rebalancing date.  Following the close of business on the rebalancing date, the calculation agent will reset (i) the current principal amount to $56.84, which is equal to the closing indicative value of $56.89 on the rebalancing date minus the rebalancing fee of 0.05% of the current principal amount of $100 on the rebalancing date prior to the reset and (ii) the initial index level to 800, equal to the closing index level on the rebalancing date.  Furthermore, because the reset current principal amount includes the deduction of the investor fee that had accrued from the inception date to, and including, the rebalancing date, for purposes of calculating the investor fee following a rebalancing date, the investor fee on the rebalancing date shall be deemed to equal zero.  Thus, the investor fee will begin to accumulate again, starting from the rebalancing date.

If an investor has purchased the securities prior to the relevant rebalancing date, a rebalancing event has the effect of deleveraging such investor’s exposure to the Index. As a result, even if the level of the Index were to increase after a rebalancing event and return to its level at the time of the investor’s original investment, the value of the securities would still be less than such investor’s original investment. For instance, following the rebalancing event in year 2, the closing index level returns to 1,000 in year 4. However, the closing indicative value of the securities would only be $82.80.  Furthermore, at maturity, even though the closing index level is 1,400, the closing indicative value of the securities is only $92.25 due to the effect of the two rebalancing events that have occurred over the 10 year term of the securities.

Example 5 – The level of the Index fluctuates each year, resulting in a rebalancing event and an automatic redemption event

Year	Closing Index Level	Initial Index Level	Current Principal Amount	Index Performance closing index level / initial index level	Investor Fee previous investor fee + 1.80% x index performance x day count fraction	Rebalancing Trigger 60% x current principal amount	Automatic Redemption Trigger 40% x current principal amount	Closing Indicative Value current principal amount x 2 x index performance – 1 – investor fee	Effective Leverage
0	1,000	1,000	$100.00	100.00%	0.00000	$60.00	$40.00	$100.00	2.00
1	1,200	1,000	$100.00	120.00%	0.02189	$60.00	$40.00	$137.81	1.74
2	800	1,000	$100.00	80.00%	0.03651	$60.00	$40.00	$56.35	2.84
rebalancing date	800	1,000	$100.00	80.00%	0.03655	$60.00	$40.00	$56.35	2.84
trading day after rebalancing date	800	800	$56.30	100.00%	0.00004	$33.78	$22.52	$56.29	2.00
3	900	800	$56.30	112.50%	0.02045	$33.78	$22.52	$69.22	1.83
4	1,000	800	$56.30	125.00%	0.04326	$33.78	$22.52	$82.01	1.72
5	1,100	800	$56.30	137.50%	0.06835	$33.78	$22.52	$94.67	1.64
6	1,000	800	$56.30	125.00%	0.09117	$33.78	$22.52	$79.31	1.77
7	800	800	$56.30	100.00%	0.10943	$33.78	$22.52	$50.13	2.25
8	550	800	$56.30	68.75%	0.12199	$33.78	$22.52	$14.24	5.43
9	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
10	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Return on $100 investment at maturity: -78.78%

This hypothetical example demonstrates how an automatic redemption event affects the securities.  On the last trading day in year 8, because the indicative value of the securities is less than the automatic redemption trigger of $22.52 (equal to 40% of the current principal amount of $56.30), an automatic redemption event occurs. Upon an automatic redemption event, the securities will be automatically redeemed on the automatic redemption date for an amount in cash per security equal to the automatic redemption value determined by the calculation agent, in its sole discretion, based on the intraday indicative value calculated using a substitute reference index level rather than the intraday index level used to determine that the automatic redemption event has occurred.  The substitute reference index level determined by the calculation agent could be higher or lower than the intraday index level used to determine that the automatic redemption event has occurred. Therefore, the automatic redemption value could be higher or lower than 40% of the current principal amount of the securities. Assuming that the substitute reference index level determined by the calculation agent is the same as the closing index level of 550, the automatic redemption value an investor would receive on the automatic redemption date would be only $14.24.  The securities will cease to exist following the automatic redemption date.

Historical Information

The securities are linked to the performance of the MSCI World High Dividend Yield USD Gross Total Return Index. See “The Index” for a description of the methodology by which the Index is constituted and calculated. The following graph sets out the historical performance of the Index from May 27, 2009 to May 27, 2014. The closing level of the Index on May 27, 2014 was 1,624.299. We obtained the closing levels of the Index from Bloomberg, and we have not participated in the preparation of, or verified, such information.

The graph below does not represent the actual return you should expect to receive on the securities, which are leveraged and carry an investor fee. In addition, historical performance of the Index is not indicative of future performance of the Index or your investment in the securities. The securities do not guarantee any return of, or on, your initial investment. Any payment at maturity, upon repurchase or upon an automatic redemption event is subject to our ability to satisfy our obligations as they become due.

RISK FACTORS

The securities are senior unsecured obligations of Deutsche Bank AG, acting through its London branch. The return on the securities is linked to the leveraged performance of the Index, less an investor fee. Investing in the securities is not equivalent to taking a leveraged investment directly in the securities comprising the Index or the Index itself. See “The Index” below for more information. The securities are riskier than ordinary unsecured debt securities and do not guarantee a return of principal or pay any interest.

This section describes the most significant risks relating to an investment in the securities. We urge you to read the following information about these risks, together with the other information in this pricing supplement and the accompanying prospectus and prospectus supplement before investing in the securities.

The securities do not guarantee any return of principal and your investment in the securities may result in a loss on an accelerated basis

The securities do not guarantee any return of principal. The cash payment, if any, on your securities at maturity, upon repurchase or upon an automatic redemption event will be based on two times the performance of the Index, whether positive or negative, measured from the inception date or the close of trading on the most recent rebalancing date to the relevant valuation date, less an investor fee. Because your investment in the securities is leveraged, any decrease in the level of the Index may result in a significantly greater decrease in the value of the securities, and you may receive less than your original investment in the securities at maturity, upon repurchase or upon an automatic redemption event. Moreover, because the investor fee and the rebalancing fee, if applicable, will substantially reduce the amount of your return regardless of whether the level of the Index increases or decreases, you will lose some or all of your investment at maturity, upon repurchase or upon an automatic redemption event if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the investor fee and any rebalancing fee.

Any payment on the securities is subject to our ability to pay our obligations as they become due

The securities are senior unsecured obligations of Deutsche Bank, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities depends on our ability to satisfy our obligations as they become due. As a result, our actual and perceived creditworthiness will affect the market value of the securities and in the event we were to default on our obligations you may not receive any amount owed to you under the terms of the securities.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Because the securities only rebalance upon the occurrence of a rebalancing event, if you purchase the securities at any time other than at the close of trading on the most recent rebalancing date or, if no rebalancing event has occurred, on the inception date, the effective leveraged participation of the securities in the performance of the Index will differ from the initial leverage factor of 2 and could differ substantially

Because the securities only rebalance upon the occurrence of a rebalancing event, if you purchase the securities at any time other than at the close of trading on the most recent rebalancing date or, if no rebalancing event has occurred, on the inception date, the effective leveraged participation of the securities in the performance of the Index will differ from the initial leverage factor of 2 and could differ substantially.  For example, if you were to purchase the securities for less than the current principal amount at the time you purchased the securities, your effective leverage would be greater than 2.  In this scenario, the investor would lose or gain more than 2% of its investment for every 1% change in the level of the Index (as measured from the level of the Index at the time you purchased the securities). Conversely, if you were to purchase the securities for more than the current principal amount at the time you purchased the securities, your effective leverage would be less than 2.  In this scenario, the investor would lose or gain less than 2% of its investment for every 1% change in the level of the Index (as measured from the level of the Index at the time you purchased the securities).

Following a rebalancing event, the performance of the securities will differ from the point-to-point performance of the Index and the leveraged exposure of the securities to the performance of the index will be reduced if you have purchased the securities prior to the relevant rebalancing date

If the indicative value of the securities at any time on any trading day decreases below 60% of the current principal amount, a rebalancing event will occur. If a rebalancing event occurs, the calculation agent will reduce the current principal amount of the securities by resetting it to the closing indicative value of the securities on the relevant rebalancing date (which includes a deduction of the investor fee) minus the rebalancing fee and will also reset the initial index level to the closing index level on such rebalancing date. The leveraged feature of the securities, when combined with the deductions of the investor fee and the rebalancing fee and the reset of the current principal amount, will cause the performance of the securities to differ significantly from the point-to-point performance of the Index. This feature acts to reset the leveraged exposure to the Index to approximately 2 if you purchase the securities at the close of trading on the relevant rebalancing date. It will also have the effect of deleveraging the exposure to the Index if you have purchased the securities prior to the relevant rebalancing date. As a result, even if the level of the Index were to increase after a rebalancing event and return to its level at the time of your original investment, the value of the securities would be less than your original investment. This effect may be magnified if multiple rebalancing events occur. The securities should be used only by knowledgeable investors who understand the potential adverse consequences of seeking long-term leveraged investment results by means of securities that may reduce and reset their notional exposure. Investors should consider the timing of their investment relative to the inception date and any rebalancing date and their investment horizon as well as potential trading costs when evaluating an investment in the securities and should regularly monitor their holdings of the securities to ensure that they remain consistent with their investment strategies.

Your payment at maturity, upon repurchase or upon an automatic redemption event will be substantially reduced by the investor fee and any rebalancing fee regardless of the performance of the Index

Any payment at maturity, upon repurchase or upon an automatic redemption event will be reduced by the investor fee and, if the securities have been rebalanced, the rebalancing fee. The investor fee accrues on a daily basis while the rebalancing fee applies only when a rebalancing event occurs. Upon a rebalancing event, the investor fee that has accrued and the rebalancing fee will both be deducted from the closing indicative value on the rebalancing date for purposes of resetting the current principal amount following the rebalancing date. Following the rebalancing date, the investor fee will begin accruing from 0. At maturity, upon repurchase or upon an automatic redemption event, the investor fee, as accrued from, and excluding, the most recent rebalancing date or, if no rebalancing event has occurred, the inception date to, and including, the last applicable valuation date, will be deducted from the repurchase value you are entitled to receive. Because the investor fee and the rebalancing fee, if applicable, will substantially reduce the amount of your return regardless of whether the Index increases or decreases, you will lose some or all of your investment at maturity, upon repurchase or upon an automatic redemption event if the level of the Index decreases or does not increase sufficiently to offset the negative effect of the investor fee and any rebalancing fee.

You will not benefit from any increase in the level of the Index if such increase is not reflected in the level of the Index on the applicable valuation date(s)

If the Index does not increase by an amount sufficient to offset the impact of the investor fee and any applicable rebalancing fee between the day you purchase the securities and the applicable valuation date(s), we will pay you less than the price you paid for the securities. This will be true even if the level of the Index as of a particular date or dates prior to the applicable valuation date(s) would have been high enough to offset the impact of the investor fee and any applicable rebalancing fee. In addition, because the reference index level for purposes of calculating the repurchase value at maturity or upon repurchase at our option is the arithmetic average of the closing index levels on each of the applicable valuation dates, such reference index level could be lower than the closing index level on the last applicable valuation date.

The investor fee is based in part upon the 3-month USD LIBOR rate, which is a floating rate that may increase significantly during the term of the securities

Your payment at maturity, upon repurchase or upon an automatic redemption event will be reduced by the investor fee.  The investor fee is designed to cover the cost of providing the leveraged exposure to the Index and of hedging our obligations under the securities through one or more of our affiliates.  The investor fee accrues over time and is linked to the performance of the Index and the 3-month USD LIBOR rate, which is a floating rate that fluctuates continuously.  As a result, if the 3-month USD LIBOR rate increases during the term of the securities, the investor fee will accrue at a faster rate, which will significantly reduce the amount payable on your securities at maturity, upon repurchase or upon an automatic redemption event and adversely affect the value of your securities.

Changes to the method pursuant to which the 3-month USD LIBOR rate is determined may adversely affect the return on and value of the securities

The 3-month USD LIBOR rate is based on submissions from a selected panel of the largest, most active banks  located in London. The calculation of LIBOR rates across a range of maturities and currencies has recently been under regulatory and law enforcement agency scrutiny from a number of governments. Investigations of certain financial institutions included on the various panels used to set LIBOR rates are either ongoing or have been settled. Furthermore, a number of recommendations for changes to LIBOR rates have been made, including, but not limited to, the transfer of responsibility for LIBOR rates from the British Banker’s Association to an independent administrator and changes to the method pursuant to which LIBOR rates are determined. In response, NYSE Euronext Rate Administration Ltd. has been appointed as the independent LIBOR administrator, effective in early 2014. It is not possible to predict whether further changes to LIBOR rates will take place, including any changes in the method pursuant to which LIBOR rates are determined or other reforms to LIBOR rates that may adversely affect the trading market for LIBOR-based securities. Furthermore, any changes in the method pursuant to which LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. Any changes in the 3-month USD LIBOR rate may adversely affect the amount of the investor fee and the return on and the value of the securities. Additionally, uncertainty as to the extent and manner in which the recommendations for change in LIBOR rates will continue to be adopted and the timing of such changes may adversely affect the current trading market for securities based on LIBOR rates, which may adversely affect the value of your securities.

If the calculation agent increases the spread to cover any change in the cost of transacting in the securities comprising the Index on the relevant exchange due to any increase or imposition of financial transactions tax by a relevant taxing authority, the funding rate and the investor fee will increase accordingly, which will adversely affect the value of the securities

The investor fee is calculated by reference to the funding rate, which is equal to the 3-month USD LIBOR rate plus the spread. The spread is initially set at 1.50% on the inception date. However, the calculation agent may increase the spread, by a maximum amount of 0.20% to cover any change in the cost of transacting in the securities comprising the Index on the relevant exchanges that is due to any increase or imposition of financial transactions tax by a relevant taxing authority. If the spread is increased by the calculation agent, the funding rate and the investor fee will increase accordingly, which will reduce the amount payable on your securities at maturity, upon repurchase or upon an automatic redemption event and adversely affect the value of your securities.

We will automatically redeem your securities if the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any trading day from, and excluding, the inception date to, and including, the last exercise date is less than the automatic redemption trigger, which would cause you to lose a significant portion or all of your investment

If the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any trading day from, and excluding, the inception date to, and including, the last exercise date is less than 40% of the current principal amount of the securities on such trading day, an automatic redemption event will occur and the securities will be automatically redeemed on the automatic redemption date for an amount in cash per security equal to the automatic redemption value. Upon the occurrence of an automatic redemption event, the securities will be automatically redeemed even if the level of the Index increases after the occurrence of the automatic redemption event above the intraday index level used to determine that the automatic redemption event has occurred. If an automatic redemption event occurs, the securities will be automatically redeemed and you will lose a significant portion or all of your investment in the securities. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the level of the Index.

If an automatic redemption event occurs, the automatic redemption value may be less than the intraday indicative value of the securities at the time of the automatic redemption event

Upon an automatic redemption event, you will be entitled to receive the automatic redemption value on the automatic redemption date. The automatic redemption value will be determined by the calculation agent, in its sole discretion, based on the intraday indicative value calculated using a substitute reference index level rather than the intraday index level used to determine that the automatic redemption event has occurred. The substitute reference index level will be computed by the calculation agent in accordance with the formula for and the method of calculating the Index last in effect prior to the automatic redemption event, using the public quotations for the intraday prices of the relevant components of the Index as selected by the calculation agent as soon as practicable following the occurrence of an automatic redemption event, or if the exchanges or markets for any of the components of the Index are not open for trading when the automatic redemption event occurs, the public quotations for such components as selected by the calculation agent as soon as practicable when such exchanges or markets are next open for trading. If the calculation agent is prevented from determining the automatic redemption value because of a suspension, absence or material limitation of trading in any of the stocks comprising the Index or a breakdown or failure in the price and trade reporting systems of any relevant exchange following the occurrence of an automatic redemption event, the calculation agent may determine the automatic redemption value when such suspension, absence or material limitation of trading or breakdown or failure in the price and trade reporting systems has ceased to occur. However, if such disruption is continuing on the fifth trading day after the trading day on which the automatic redemption event occurs, the calculation agent may make a good faith estimate in its sole discretion of the substitute reference index level and will determine the automatic redemption value on such fifth trading day. The substitute reference index level determined by the calculation agent could be lower than the intraday index level used to determine that the automatic redemption event has occurred. Therefore, the automatic redemption value could be significantly lower than 40% of the current principal amount of the securities.

An automatic redemption event may occur outside of the hours during which the securities are traded on NYSE Arca

Because an automatic redemption event will occur if the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any trading day from, and excluding, the inception date to, and including, the last exercise date is less than 40% of the current principal amount of the securities on such trading day, it is possible that an automatic redemption event may occur outside the hours during which the securities are traded on NYSE Arca.

The occurrence of an automatic redemption event may adversely affect the value of, and the ability to sell or repurchase, your securities

We will automatically redeem the securities upon the occurrence of an automatic redemption event. The occurrence, or even the anticipated occurrence, of an automatic redemption event will adversely affect the price at which you may be able to sell your securities, if you are able to sell them at all before the automatic redemption date.

A repurchase at your option will be deemed ineffective if an automatic redemption event occurs prior to the close of business on the relevant valuation date for such repurchase

You have the right to offer 10,000 securities, or an integral multiple of 1 security in excess thereof, to DBSI for repurchase on any trading day during the exercise period.  However, if an automatic redemption event occurs prior to the close of business on the relevant valuation date for the repurchase at your option, the repurchase at your option will be deemed ineffective.  Instead of receiving the repurchase value, calculated using the reference index level, on the trading day following the business day you timely delivered your notice to DBSI for repurchase of the securities at your option, you will be entitled to receive the automatic redemption value, calculated using a substitute reference index level, which will be determined as described above in the risk factor “If an automatic redemption event occurs, the automatic redemption value may be less than the intraday indicative value of the securities at the time of the automatic redemption event.”  The automatic redemption value will be paid to you on the automatic redemption date.

We may repurchase the securities on any trading day

We may, in our sole discretion, redeem the securities in whole but not in part on any trading day from, and excluding, the initial settlement date to, and including, the last exercise date for an amount in cash per security equal to the repurchase value calculated based on the arithmetic average of the closing index levels on each of the applicable valuation dates. As a result, you may not be able to hold the securities for the time period you originally anticipated and may not be able to find an alternative investment with similar risk-return characteristics. Therefore, you should consider your investment horizon as well as your potential trading costs when evaluating an investment in the securities and you should regularly monitor your holdings of the securities to ensure that they remain consistent with your investment strategies. If we elect to repurchase the securities, you will be entitled to receive only the applicable repurchase value of your securities. Depending on the performance of the Index during the term of the securities, the applicable repurchase value may be significantly below the price you paid for the securities.

There are restrictions on the minimum number of securities you may offer to Deutsche Bank for repurchase

If you elect to offer your securities to Deutsche Bank for repurchase, you must offer at least 10,000 securities to Deutsche Bank at one time on any repurchase date. The minimum 10,000 securities and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause Deutsche Bank to repurchase your securities. If you hold less than 10,000, you will not be able to cause Deutsche Bank to repurchase your securities.  Furthermore, the secondary market for the securities may not provide enough liquidity for you to acquire the minimum 10,000 securities necessary to exercise your repurchase right.

You may not be able to offer your securities for repurchase because there may be less than 10,000 securities outstanding at any time

10,000 securities is the minimum number of securities required to make an offer to us for the repurchase of your securities. Accordingly, if less than 10,000 securities are outstanding, you will not be able to avail yourself of your repurchase option. Even if we issue securities in excess of the initial 45,000 securities, the number of securities outstanding at any one time may be less than 10,000 due to prior repurchases of securities by us.

A fee as high as 0.10% of the repurchase value per security may be charged upon a repurchase at your option

If you elect to offer your securities to Deutsche Bank for repurchase, DBSI may charge a fee of up to 0.10% of the repurchase value for each security that is repurchased at your option. Therefore, the higher the repurchase value, the more repurchase fee DBSI may charge upon a repurchase at your option.

A repurchase at your option will be deemed ineffective if the conditions for electing such repurchase right are not met

Your offer to Deutsche Bank to repurchase your securities on a repurchase date is only valid if DBSI receives your offer for repurchase from your broker by no later than 11:00 a.m., New York City time, on the business day prior to your desired valuation date. If DBSI does not receive your offer for repurchase by 11:00 a.m., New York City time, on the business day prior to your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. See “Specific Terms of the Securities — Repurchase at Your Option” for more information.

A repurchase at your option will be deemed ineffective if we deliver a call notice to repurchase the securities at our option prior to the close of business on the relevant valuation date for the repurchase at your option

You have the right to offer 10,000 securities, or an integral multiple of 1 security in excess thereof, to Deutsche Bank for repurchase on any trading day during the exercise period. However, if we deliver a call notice to repurchase the securities at our option prior to the close of business on the relevant valuation date for the repurchase at your option, the repurchase at your option will be deemed ineffective. Instead, the securities will be repurchased on the call date we specify in the call notice, which will be at least the seventh business day following the call notice date. This will, in effect, delay the cash payment for the securities. Furthermore, instead of the cash payment we will owe you being calculated on the trading day following the business day you timely delivered your notice to DBSI for repurchase of the securities at your option, the calculation agent will calculate the amount owed to you on the first three trading days (the valuation dates) following the call notice date and use a reference index level that will be equal to the arithmetic average of the closing index levels on each of those valuation dates.

There may not be an active trading market in the securities; sales in the secondary market may result in significant losses

Although the securities are listed on NYSE Arca, a trading market for your securities may not develop and no assurances can be given as to the continuation of any listing during the term of the securities. We are not required to maintain any listing of the securities on NYSE Arca or any other exchange. If the securities are delisted or if a sufficiently active secondary market in the securities does not develop, there likely will not be enough liquidity in the securities to allow you to trade or sell your securities when you wish to do so or at a price that reflects a liquid market in the securities. In addition, you may be unable to exercise the repurchase option if there is not enough liquidity in the securities to allow you to purchase additional securities to meet the requirement of offering a minimum of 10,000 securities for repurchase to us.

The liquidity of the market for the securities may vary materially over time

As of May 28, 2014, there were approximately 1,000,000 securities outstanding. Additional securities have been offered and may continue to be offered and sold from time to time, at our sole discretion, through DBSI, acting as our agent. Also, the number of securities outstanding could be reduced at any time due to repurchases of the securities as described in this pricing supplement. Accordingly, the liquidity of the market for the securities could vary materially over the term of the securities. While you may elect to offer your securities for repurchase by Deutsche Bank prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least 10,000 securities, or an integral multiple of 1 security in excess thereof, to Deutsche Bank for repurchase on the applicable repurchase date.

The securities will be subject to significant movements in underlying foreign exchange and equity markets outside of the hours during which the securities are traded on NYSE Arca

Certain equity markets on which the securities comprising the Index (the “index constituents”) are traded are located outside the United States and many outside of North America and, therefore, are open for trading in different time zones around the world. Significant price and currency exchange rate movements may take place in the underlying foreign exchange and equity markets during hours when the securities are not traded on NYSE Arca, and those movements may be reflected in the market value of the securities once trading of the securities commences on NYSE Arca.

The Index is subject to strategy risk

The Index is designed to track the performance of large and mid-cap stocks, excluding Real Estate Investment Trusts, across 24 developed market countries selected from the MSCI World Index (the “Parent Index”) on the basis of higher than average dividend yields that are potentially also sustainable and persistent. Only companies with a track record of consistent dividend payments and with the expected capacity to sustain dividend payouts into the future as determined by the index methodology are eligible index constituents. The companies are also screened based on certain “quality” factors such as return on equity (ROE), earnings variability, debt to equity (D/E) as well as recent one-year price performance. The goal is to exclude stocks with potentially deteriorating fundamentals that could be forced to cut or reduce dividends.   However, the Index will not necessarily be successful in selecting the index constituents with the highest dividend yields available from the Parent Index that are potentially also sustainable and persistent. Furthermore, the performance of the Index may be lower than the performance of an index comprised of equity securities not selected using these screening mechanisms or lower than the performance of an index of equity securities with high dividend yields chosen by a different methodology.

The securities are subject to non-U.S. securities markets risks

The Index includes component stocks that are issued by non-U.S. companies in non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

The securities are subject to currency exchange rate risk

Because the Index consists of securities denominated in foreign currencies that are converted into U.S. dollars for purposes of calculating the level of the Index, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies (other than the U.S. dollar) represented in the Index. Of particular importance to currency exchange rate risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	political, civil or military unrest;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the Index and the United States of America.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the Index, the United States and other countries important to international trade and finance. An investor’s net exposure to currency exchange rate risk will depend on the extent to which the currencies represented in the Index strengthen or weaken against the U.S. dollar and the relative weight of each currency represented in the overall Index. If, taking into account such weighting, the U.S. dollar strengthens against the component currencies as a whole, the level of the Index will be adversely affected and the value of the securities may be reduced. Additionally, the volatility and/or the correlation (including the direction and the extent of such correlation) of the exchange rates between the U.S. dollar and the currencies represented in the Index could affect the value of the securities.

Historical levels of the Index should not be taken as an indication of the future performance of the Index during the term of the securities

The actual performance of the Index over the term of the securities, as well as the amount payable at maturity, upon a repurchase or upon an automatic redemption event, may bear little relation to the historical performance of the Index.

Your return will not reflect the return on a direct leveraged investment in the index constituents

The return on your securities will not match the return you would have received had you made a leveraged investment directly in the index constituents. In particular, an investment in the securities is subject to the investor fee and any applicable rebalancing fee, which reduce the amount of your return at maturity, upon repurchase or upon an automatic redemption event.

Changes in our credit ratings may adversely affect the market value of your securities

Our credit ratings are an assessment of our ability to pay our obligations, including those on the securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of your securities. However, because the return on your securities is dependent upon certain factors in addition to our ability to pay our obligations on your securities, an improvement in our credit ratings will not reduce the other investment risks related to your securities and may not increase the market value of your securities.

The market value of the securities may be influenced by many unpredictable factors

The market value of your securities may fluctuate between the date you purchase them and the relevant valuation date. You may also sustain a significant loss if you sell the securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the securities. We expect that generally the level of the Index will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include:

•	the volatility of the Index;

•	prevailing market prices and dividend rates on the index constituents;

•
prevailing market prices and volatility of options on the Index or any other financial instruments related to the Index and the volatility of the stock markets on which the index constituents are listed or traded;

•	interest rates and yields in the market generally;

•	the time remaining to the maturity of the securities;

•
supply and demand for the securities, including inventory positions with any market maker or possible shortages in the event we decide to suspend or permanently discontinue issuances of the securities;

•	geopolitical conditions and other economic, financial, political, regulatory or judicial events that affect the level of the Index or the markets generally; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

These factors interrelate in complex ways, and the effect of one factor on the market value of your securities may offset or amplify the effect of another factor.

The securities may not be a suitable investment for you

The securities may not be a suitable investment for you if you are not willing to be exposed to fluctuations in the level of the Index on a leveraged basis; you seek a guaranteed return of principal; you seek an investment that has a daily or monthly “reset” mechanism; you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the impact of the investor fee and any applicable rebalancing fee during the term of the securities; you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or you seek current income from your investment.

You will not receive interest payments on the securities or have rights in the index constituents

You will not receive any periodic interest payments on the securities. As an owner of the securities, you will not have rights that investors in the index constituents may have. You will receive cash for your securities, and you will have no right to receive delivery of any of the index constituents.

Trading by Deutsche Bank and other transactions by Deutsche Bank and/or its affiliates in instruments linked to the Index or index constituents may impair the market value of the securities

As described below under “Use of Proceeds and Hedging” in this pricing supplement, we have entered into and expect to continue to enter into additional transactions to hedge our obligations under the securities. Such transactions may involve purchases of the index constituents, futures or options on the index constituents or the Index, or other derivative instruments with returns linked to the performance of the index constituents or the Index and we may adjust our hedge positions by, among other things, purchasing or selling any of the foregoing. Although they are not intended to, any of these hedging activities may affect the market price of the index constituents and the level of the Index and, therefore, the market value of the securities. Separately, you should understand that it is possible that our hedging activities could produce substantial returns for us even though the market value of the securities declines. We or our affiliates may also issue other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of the securities. With respect to any of the activities described above, we have no obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time. Any of the foregoing activities described above may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

The intraday indicative value is not the same as the trading price of the securities in the secondary market

The intraday indicative value of the securities is not the same as the trading price of such securities in the secondary market. An intraday indicative value is meant to approximate the intrinsic economic value of the securities at any given time. On each trading day, NYSE Arca will publish the intraday indicative value for the securities every 15 seconds on Bloomberg page “FIEGIV.”

The trading price of the securities at any time is the price that you may be able to sell or purchase the securities in the secondary market at such time, if one exists. The trading price of the securities at any time may vary significantly from the intraday indicative value at such time. Paying a premium purchase price over the intraday indicative value of the securities could lead to significant losses in the event the investor sells such securities at a time when such premium is no longer present in the market place or such securities are repurchased (including at our option) or automatically redeemed, in which case investors will receive a cash payment in an amount equal to the repurchase value or automatic redemption value, as applicable, on the relevant repurchase date or automatic redemption date, as applicable.

We may sell additional securities at different prices but we are under no obligation to issue or sell additional securities at any time, and if we do sell additional securities, we may limit or restrict such sales, and we may stop selling additional securities at any time

In our sole discretion, we may decide to issue and sell additional securities from time to time at a price that is higher or lower than the face amount, based on the indicative value of such securities at that time.  The price of the securities in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such securities.  Additionally, any securities held by us or an affiliate in inventory may be resold at then-current market prices or lent to market participants who may have made short sales of the securities.  However, we are under no obligation to issue or sell additional securities at any time, and if we do sell additional securities, we may limit such sales and stop selling additional securities at any time.  If we stop selling additional securities for any reason, the price and liquidity of such securities in the secondary market could be materially and adversely affected, which may cause the securities to trade at a premium or discount in relation to their indicative value, but the indicative value of the securities and the daily repurchase value would not be affected. Prior to making an investment in the securities, you should take into account whether or not the trading price is tracking the indicative value of the securities. Paying a premium purchase price over the intraday indicative value of the securities could lead to significant losses.

We or our affiliates may have economic interests adverse to those of the holders of the securities

We and our affiliates have engaged and expect to engage in trading activities related to the index constituents, futures or options on the index constituents or the Index, or other derivative instruments with returns linked to the performance of the index constituents or the Index, for their accounts and for other accounts under their management. Such trading activities may not be for the account of holders of the securities or on their behalf and may present a conflict between the holders’ interest in the securities and the interests that DBSI and its affiliates will have in their proprietary accounts, in facilitating transactions, including futures, options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the securities.

We or our affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the index constituents or the Index. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the level of the Index and, accordingly, could adversely affect the value of the securities and the amount payable to you.

Moreover, DBSI has published and in the future expects to publish research reports and trading advice with respect to the Index or some or all of the index constituents. This research and trading advice is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. The research and trading advice should not be viewed as a recommendation or endorsement of the securities in any way and investors must make their own independent investigation of the merits of this investment.

Any of these activities by DBSI or its affiliates may affect the market price of the index constituents and the level of the Index and, therefore, the market value of the securities. With respect to any of the activities described above, neither DBSI nor its affiliates have any obligation to take the needs of any buyer, seller or holder of the securities into consideration at any time.

The index sponsor may discontinue the Index and public disclosure of information relating to the Index may change over time

The index sponsor is under no obligation to continue to compile and publish the Index and is not required to compile and publish any successor index if the Index is discontinued. If the index sponsor discontinues publication of the Index, it may become difficult to determine the reference index level, the indicative value of the securities or the amount payable at maturity, upon repurchase or upon an automatic redemption event. Initially, Deutsche Bank AG, London Branch will serve as the calculation agent for the securities. In the event the index sponsor discontinues publication of the Index, the calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the discontinued Index exists, the amount you will be entitled to receive at maturity, upon repurchase or upon an automatic redemption event will be determined by the calculation agent in its sole discretion. See “Specific Terms of the securities — Discontinuance or Modification of the Index” in this pricing supplement. You, as an investor in the securities, should make your own investigation into the Index and the index sponsor.

The policies of the index sponsor and any changes thereto that affect the composition and valuation of the Index could affect the amount payable on your securities and their market value

The policies of the index sponsor concerning the calculation of the level of the Index, additions, deletions or substitutions of the index constituents and the manner in which changes affecting the Index are reflected could affect the level of the Index and, therefore, the indicative value of the securities, the amount payable on your securities at maturity, upon repurchase or upon an automatic redemption event and the market value of your securities prior to maturity.

The index sponsor may modify the methodology for determining the composition and weighting of the Index, or for calculating the level of the Index. The index sponsor may also discontinue or suspend compilation or publication of the Index. Any such changes could adversely affect the value of your securities.

There are potential conflicts of interest between you and the calculation agent

We will serve as the calculation agent. The calculation agent will, among other things, determine the amount you will be entitled to receive for your securities at maturity, upon repurchase or upon an automatic redemption event. For a more detailed description of the calculation agent’s role, see “Specific Terms of the securities — Role of Calculation Agent” in this pricing supplement.

The calculation agent will exercise its judgment when performing its functions. For example, if the index sponsor or the sponsor of the 3-month USD LIBOR rate discontinues compilation or publication of the Index or the 3-month USD LIBOR rate, as applicable, the calculation agent may designate a successor index or interest rate selected in its sole discretion (which may, but need not be, an index or interest rate calculated and maintained by same sponsor) and shall be solely responsible for determining the value of the securities based on its calculation of such successor index or interest rate. If a market disruption event occurs and continue for more than five trading days, the level of the Index for the relevant valuation date will be determined by the Calculation Agent in its sole discretion. Since these determinations by the calculation agent may affect the market value of the securities, the calculation agent may have a conflict of interest if it needs to make any such decision.

The U.S. federal income tax consequences of an investment in the securities are uncertain

As of the date of this pricing supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue

Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Prospective non-U.S. investors should also note that they could be subject to withholding tax, as described below in “U.S. Federal Income Tax Consequences—Tax Consequences to Non-U.S. Holders.” You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

THE INDEX

We are offering the securities based on the performance of the MSCI World High Dividend Yield USD Gross Total Return Index (the “Index’), which is designed to track the performance of large and mid-cap stocks, excluding Real Estate Investment Trusts (“REITs”), across 24 developed market countries selected from the MSCI World Index (the “Parent Index”) on the basis of higher than average dividend yields that are potentially also sustainable and persistent. The Index also incorporates certain screening mechanisms based on certain “quality” characteristics and recent one-year price performance that seek to exclude stocks with potentially deteriorating fundamentals that could force them to cut or reduce dividends in the future.

The Index is a total return index whose index level reflects gross dividends, meaning that it measures the market performance in terms of both price performance and income from dividend payments.  Under such methodology, dividends are notionally reinvested in the Index on the day the relevant security is quoted ex-dividend. The amount reinvested is the entire dividend distributed to holders of the relevant security, but does not include tax credits.

The Index is calculated, maintained and published by MSCI, Inc. (the “index sponsor”), which launched the Index on October 31, 2006. The intraday index level is reported by the index sponsor on Bloomberg page “M2WDHDVD <Index>”. The official closing level of the Index is reported by the index sponsor on Bloomberg page “MHDYWOUG <Index>”.

We have derived all information contained in this description regarding the Index and the Parent Index, including, without limitation, its make-up, method of calculation and changes in index constituents, from publicly available information. We have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). The sponsor of the Index and the Parent Index has no obligation to continue to publish, and may discontinue publication of, the Index or the Parent Index. This description of the Index and the Parent Index is only a summary of the objectives and methodologies of the respective indices. It is not meant to be a comprehensive description of how to calculate the levels of the respective indices under all circumstances.

Index Construction

The Index is a free float adjusted market capitalization weighted index calculated, published and disseminated daily by the index sponsor. The securities comprising the Index (the “index constituents”) are selected from the equity securities included in the Parent Index. Only companies with a track record of consistent dividend payments and with the expected capacity to sustain dividend payouts into the future as determined by the index methodology are eligible index constituents. The companies are also screened based on certain “quality” factors such as return on equity (ROE), earnings variability, debt to equity (D/E) as well as recent one-year price performance. The goal is to exclude stocks with potentially deteriorating fundamentals that could be forced to cut or reduce dividends. From the list of eligible companies, only those with a dividend yield which is at least 30% higher than the dividend yield of the Parent Index are selected for inclusion in the Index. The weight of each individual issuer in the Index is capped at 5%. The process of index construction is described in more details below.

The following tables show the sector weights and country weights of the index constituents as of April 30, 2014.

Sector	Weighting in Index (%)
Health Care	21.39%
Consumer Staples	14.83%
Financials	12.10%
Energy	11.84%
Materials	7.81%
Industrials	7.77%

Utilities	7.63%
Consumer Discretionary	6.06%
Telecommunications Services	6.06%
Information Technology	4.52%

Country	Weighting in Index (%)
United States	36.73%
United Kingdom	16.85%
Switzerland	10.10%
Canada	6.63%
Germany	5.78%
Other	23.91%

Defining the Eligible Universe

The index constituents are selected from the equity securities included in the Parent Index (the “parent index constituents”). The Parent Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of certain developed equity markets. As of April 30, 2014, the Parent Index consists of over 1,612 large and mid-cap equity securities from the following 23 developed equity markets: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. As of April 30, 2014, the Parent Index covers approximately 85% of the free float-adjusted market capitalization in each developed equity market. Pursuant to an announcement by MSCI on June 11, 2013 of its decision to reclassify Greece from developed market to emerging market, companies from Greece have been removed from the Parent Index effective at the semi-annual index review in November 27, 2013.

All securities belonging to the Parent Index are eligible for inclusion in the Index, with the exception of REITs. REITs have structurally very high dividend yield and, if included, would represent a very significant proportion of the Index. Also, typically, regulatory constraints restrict the inclusion of REITs in meaningful proportions in many institutional portfolios. The parent index constituents s eligible for inclusion in the Index are referred to as the “eligible universe”.

Applying Dividend Sustainability and Persistence Screening

The eligible universe is then screened using the dividend sustainability screening and the dividend persistence screening. Dividend yield strategies typically target not only high dividend yield but also companies where that dividend is sustainable and/or persistent. Therefore, the Index considers the following dividend sustainability and persistence screens to determine parent index constituents that will be included in the Index:

•
Securities in the eligible universe whose dividend payout is extremely high or negative, and therefore, where future dividend payments might be in jeopardy are not considered for inclusion in the Index (the “dividend sustainability screening”); and

•	Securities without a good historical track record of consistent dividend payment are also not considered for inclusion (the "dividend persistence screening”).

Securities in the eligible universe with an extremely high payout ratio, which occurs when earnings are low relative to dividends and may also indicate that the dividend payment might not be sustainable in the future, are not considered for inclusion in the Index. Under this screen, securities in the eligible universe with extremely high payout ratios, defined to be the top 5% of securities by number within the eligible universe with positive payout, are not considered eligible for inclusion in the Index. The use of a relative payout ratio screen seeks to ensure that the companies at most relative risk of dividend cuts are excluded irrespective of the absolute level of the payout.

Additionally, securities in the eligible universe with zero or negative payout ratios (as defined below) are also not considered for inclusion in the Index as they either do not pay dividends or have negative earnings which may put their future dividend payments at risk.

The “payout ratio” is calculated as follows:

payout ratio = dividends per share (“DPS”) / earnings per share

The most recently reported earnings value is used to calculate earnings per share while the current annualized dividend per share is used to calculate for dividends per share.

Securities in the eligible universe with a negative 5Y DPS growth rate are also excluded from the Index as their dividend growth is shrinking which could be a precursor to lower dividends.

“5Y DPS growth rate” is calculated by (1) applying a regression (ordinary least squares method) to the last 5 yearly DPS, (2) estimating an average DPS and (3) obtaining the growth trend.

In order to compute a meaningful long-term historical growth trend for the DPS, 5 years of comparable data are generally required. In the event that comparable restated pro forma data are unavailable, MSCI may restate the data using adjustments. A minimum of the last four DPS values are required for calculating the growth and growth trends for securities without sufficient DPS values are considered to be missing (except in the case of IPOs where it will be on a case-by-case basis.).

Applying Quality Screening

This screening aims to exclude securities with potentially deteriorating fundamentals that may force them to cut or reduce dividends. The Quality Z-Scores are calculated by combining Z-Scores of three fundamental variables, namely return on equity (ROE), earnings variability and debt to equity ratio (D/E).

As part of the standardization process, outlier fundamental variable values are “winsorized” to ensure that the average values used to standardize the variables are less affected by extreme values. To do this, for a given variable, the values for all securities are first ranked in ascending order within the eligible universe. Missing values are excluded from the ranking. Then, for securities that lie below the 5th percentile rank or above the 95th percentile rank, their value is set equal to the value of the 5th percentile ranked or 95th percentile ranked security, as applicable. This process is repeated for each of the three fundamental variables.

After winsorizing all the three variables within the eligible universe, the Z-Score for each of the three variables for each security can be calculated using the mean and standard deviation of the relevant variable within the eligible universe. Computing a Z-Score is a widely used method of standardizing a variable in order to combine it with other variables that may have a different unit of measurement or a different scale. Because it has a mean value of zero and a standard deviation of 1, the value of a Z-Score shows how many standard deviations a given value lies from the mean.

After standardizing each of the three variable values for each security, MSCI calculates a composite Quality Z-Score for each security. The Quality Z-Scores are computed by averaging the Z-Scores of all the three fundamental variables. Securities with a negative Quality Z-Score are not considered for inclusion in the Index.

Applying Price Performance Screening

This screening aims to exclude securities with declining stock price performance, which signals potentially deteriorating fundamentals that may lead the companies to cut or reduce dividends. Securities in the eligible universe ranked in the bottom 5% of the eligible universe with negative one-year price performance are excluded from the Index. This screen applies to all securities in the eligible universe, regardless of whether they are currently index constituents.

Selecting High Yielding Securities

Securities that have passed the above screens are then considered for inclusion in the Index. Only securities with a dividend yield greater than or equal to 1.3 times the dividend yield of the Parent Index are included in the Index. “Dividend yield” is calculated as follows:

dividend yield = current annualized dividend per share / price of security

The “current annualized dividend per share” is the trailing 12-month dividend per share derived from the current fiscal year-end dividend per share plus the difference between the interim dividend per share of the current fiscal year and the previous fiscal year. For the parent index constituents domiciled in the USA and Canada, the current annualized dividend per share is calculated by annualizing the latest published quarterly dividend. For purposes of calculating the dividend yield, yields are gross, before withholding tax, and take into account special tax credits when applicable. However, for purposes of determining the level of the Index, the amount notionally reinvested is the entire dividend distributed to holders of the relevant security, but does not include tax credits.

Weighting the Securities in the Index

The Index is a free float adjusted market capitalization weighted index. Additionally, constituent weights are capped at 5% at issuer level to mitigate concentration risk. If the cap value determined results in infeasible weighting because the number of issuers in the Index is not sufficient, the cap value will be rounded up to the next multiple of 5 and will be increased in the steps of 5% until a feasible weighting solution is reached.

Index Maintenance

Semi-Annual Index Review

The Index is rebalanced semi-annually. Changes are implemented as of the close of the last business day of May and November to coincide with the semi-annual index reviews of the Parent Index. MSCI will generally announce the pro forma Index nine business days before the effective date.

The fundamental data used to determine the Index is maintained monthly. For the May and November semi-annual index reviews, the fundamental data as of the end of April and the end of October is used respectively.

The semi-annual index review involves a comprehensive review of the Index. During each semi-annual index review, the parent index constituents are screened for potential inclusion in the Index according to the screening process described above.

Existing constituents of the Index will also be evaluated for continued inclusion using the following screening process:

•
If a security is already an index constituent, it will remain in the Index until it reaches the top 2% by increasing order of dividend payout. If it is within the top 2% limit, it will be excluded from the Index.

•
If a security is already an index constituent but its 5Y DPS growth rate turns negative, it will still be allowed to remain in the Index, provided that the 1Y DPS growth rate of that security is non-negative. This allows current index constituents that suffer only a temporary decline in the 5Y DPS growth rate to remain in the Index and thus avoid excessive index turnover.

•	If a security is already an index constituent, it will remain in the Index as long as its Quality Z-score is higher than or equal to -0.5.

•	If a security is already an index constituent, it will remain in the Index as long as its dividend yield is higher than or equal to the Parent Index yield.

The “1Y DPS growth rate” is the difference between the current and previous annual DPS.

Quarterly Index Review

The Quarterly Index Review of the Parent Index will not result in any change in the Index, except for deletions from the Parent Index, as noted below. Between semi-annual index reviews, the Index follows the event maintenance of the Parent Index. IPOs and other newly listed securities will only be considered for inclusion at the next Semi-annual index review, even if they qualify for early inclusion in the Parent Index. There will be no early inclusion of new securities to the Index, except when the new security results from an event affecting an existing index constituent (e.g., spin off, merger). An index constituent deleted from the Parent Index following a corporate event will be simultaneously deleted from the Index.

Index Calculation

The Index is a total return index whose index level reflects gross dividends, meaning that it measures the market performance in terms of both price performance and income from dividend payments.  Under such methodology, dividends are notionally reinvested in the Index on the day the relevant security is quoted ex-dividend. The amount reinvested is the entire dividend distributed to holders of the relevant security, but does not include tax credits.

Because the closing prices of the component securities not priced in U.S. dollars are converted into U.S. dollars for purposes of calculating the level of the Index, the Index will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities trade.

NEITHER THE INDEX NOR THE SECURITIES IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC., ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI.  MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY DEUTSCHE BANK.  NEITHER THE INDEX NOR THE SECURITIES HAS BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE INDEX OR THE SECURITIES.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE INDEX SPONSOR OF THE INDEX OR THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES OR THE ABILITY OF THE INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE.  MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE INDEX OR THE SECURITIES OR ANY ISSUER OR OWNER OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE INDEX OR ISSUERS OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES.  NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE OR IN THE CALCULATION OF THE INDEX.  NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE INDEX OR THE SECURITIES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE INDEX SPONSOR OR THE ISSUER OF THE SECURITIES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN.  FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN.  WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING,

IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the securities, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote any security without first contacting MSCI to determine whether MSCI's permission is required.  Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

VALUATION OF THE SECURITIES

The market value of the securities will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index will affect the market value of the securities more than any other factor. Other factors that may influence the market value of the securities include, but are not limited to, the volatility of the Index, prevailing market prices and dividend rates on the index constituents, prevailing market prices and volatility of options on the Index or any other financial instruments related to the Index and the volatility of the stock markets on which the index constituents are listed or traded, interest rates and yields in the market generally, the time remaining to the maturity of the securities, supply and demand for the securities, including inventory positions with any market maker or possible shortages in the event we decide to suspend or permanently discontinue issuances of the securities, geopolitical conditions and other economic, financial, political, regulatory or judicial events that affect the level of the Index or the markets generally, as well as the perceived creditworthiness of Deutsche Bank. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the securities prior to maturity.

Indicative Value

NYSE Arca will publish the intraday indicative value for the securities every 15 seconds on Bloomberg page “FIEGIV.” The intraday indicative value, which is meant to approximate the intrinsic economic value of the securities at any given time on a trading day, will be equal to:

Current principal amount × (initial leverage factor × index performance – 1
– investor fee on such trading day)

where,

Current principal amount	=
$100 per security; provided that, upon the occurrence of a rebalancing event, the current principal amount following the relevant rebalancing date will be reduced and reset to the closing indicative value of the securities on such rebalancing date minus the rebalancing fee. The current principal amount will not be less than zero.

Index performance	=	reference index level / initial index level
Initial index level	=
1,421.365; provided that, upon the occurrence of a rebalancing event, the initial index level following the relevant rebalancing date will be reduced and reset to the closing index level on such rebalancing date

Reference index level	=	for purposes of calculating the intraday indicative value at any given time on a trading day, the intraday index level at such time.
Initial leverage factor	=	2

For purposes of determining the intraday indicative value on any given time on a trading day, the investor fee will be calculated on such trading day as follows:

Investor fee	=
investor fee on the immediately preceding trading day + funding rate  x  index performance  x  day count fraction
The investor fee is zero on the inception date. For purposes of calculating the investor fee following a rebalancing date, the investor fee on the rebalancing date shall be deemed to equal zero.

where,
Funding rate	=	the 3-month USD LIBOR rate on such trading day plus the spread

Spread	=
1.50%; provided that the calculation agent may increase the spread, by a maximum amount of 0.20%, to cover any change in the cost of transacting in the securities comprising the Index on the relevant exchanges (as defined below) that is due to any increase or imposition of financial transactions tax by a relevant taxing authority

Index performance	=	reference index level / initial index level
Reference index level	=	for purposes of calculating the investor fee, the closing index level on the immediately preceding trading day
Day count fraction	=
a fraction, the numerator of which is the number of calendar days elapsed from, but excluding, the immediately preceding trading day to, and including, such trading day and the denominator of which is 360

The closing indicative value of the securities on each trading day will be calculated in the same manner as the intraday indicative value except that the index performance will be determined based on the closing index level on such trading day rather than the intraday index level. Neither we nor NYSE Arca will publish the closing indicative value for the securities. We refer to both the closing indicative value and the intraday indicative value as the indicative value. The indicative value will not be less than zero.

The indicative value calculation will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of your securities, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The actual trading prices of the securities may vary significantly from their indicative values. See “Risk Factors - The intraday indicative value is not the same as the trading price of the securities in the secondary market.”

If the indicative value of the securities on any trading day from, and excluding, the inception date to, and including, the last exercise date decreases below 40% of the current principal amount, the securities will be automatically redeemed for an amount equal to the automatic redemption value and you will lose a significant portion or all of your investment in the securities. Following the calculation of the automatic redemption value, you will not benefit from any subsequent increase in the level of the Index.

SPECIFIC TERMS OF THE SECURITIES

In this section, references to “holders” mean those who own the securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the securities registered in street name or in the securities issued in book-entry form through The Depository Trust Company or another depositary. If the securities are represented by a global note, the depositary’s nominee will be the holder of the securities.  Owners of beneficial interests in the securities should read the section entitled “Description of Notes – Form, Legal Ownership and Denomination of Notes” in the accompanying prospectus supplement. The accompanying prospectus and prospectus supplement contain a detailed summary of additional provisions of the securities and of the senior indenture, dated as of November 22, 2006, among Deutsche Bank Aktiengesellschaft, Law Debenture Trust Company of New York, as trustee (referred to as the trustee), and Deutsche Bank Trust Company Americas, as paying agent, issuing agent and registrar, under which the securities will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

No Interest

We will not make any interest payments during the term of the securities.

Denomination

The denomination and face amount of each security is $100. The securities have been and may be issued and sold over time at prices based on the indicative value of such securities at such times, which may be significantly higher or lower than the face amount.

Payment at Maturity

If your securities have not previously been repurchased by us and an automatic redemption event has not occurred, at maturity you will be entitled to receive a cash payment per security equal to the repurchase value of the securities calculated based on the arithmetic average of the closing index levels on each of the applicable valuation dates.

At maturity or upon repurchase at your option or our option as described below, the repurchase value of the securities will be calculated as follows. The repurchase value will not be less than zero.

Current principal amount × (initial leverage factor × index performance – 1
– investor fee calculated on the last valuation date)

where,

Current principal amount	=
$100 per security; provided that, upon the occurrence of a rebalancing event, the current principal amount following the relevant rebalancing date will be reduced and reset to the closing indicative value of the securities on such rebalancing date minus the rebalancing fee. The current principal amount will not be less than zero.

Index performance	=	reference index level / initial index level
Initial index level	=
1,421.365; provided that, upon the occurrence of a rebalancing event, the initial index level following the relevant rebalancing date will be reduced and reset to the closing index level on such rebalancing date

Reference index level	=
for purposes of calculating the payment at maturity or upon repurchase at our option, the arithmetic average of the closing index levels on each of the applicable valuation dates.

For purposes of calculating the payment upon repurchase at your option, the closing index level on the relevant valuation date.

Initial leverage factor	=	2

For purposes of determining the payment at maturity or upon repurchase, the investor fee will be calculated on the last valuation date as follows:

Investor fee	=
investor fee on the immediately preceding trading day + funding rate  x  index performance  x  day count fraction
The investor fee is zero on the inception date. For purposes of calculating the investor fee following a rebalancing date, the investor fee on the rebalancing date shall be deemed to equal zero.

where,
Funding rate	=	the 3-month USD LIBOR rate on last valuation date plus the spread
Spread	=
1.50%; provided that the calculation agent may increase the spread, by a maximum amount of 0.20%, to cover any change in the cost of transacting in the securities comprising the Index on the relevant exchanges (as defined below) that is due to any increase or imposition of financial transactions tax by a relevant taxing authority

Index performance	=	reference index level / initial index level
Reference index level	=	for purposes of calculating the investor fee, the closing index level on the trading day immediately preceding the last valuation date
Day count fraction	=
a fraction, the numerator of which is the number of calendar days elapsed from, but excluding, the trading day immediately preceding the last valuation date to, and including, the last valuation date and the denominator of which is 360

The “closing index level” for any trading day will equal the closing level of the Index as reported on Bloomberg page “MHDYWOUG <Index>,” subject to adjustment by the calculation agent in its reasonable discretion upon the occurrence of a market disruption event as described under “Market Disruption Events.”

The “intraday index level” at any given time will equal the level of the Index as reported on Bloomberg page “M2WDHDVD <Index>” at such time.

The “3-month USD LIBOR” rate on any trading day is equal to the rate for 3-month deposits in U.S. dollars, which appears as of 11:00 a.m., London time, on the day that is two London banking days preceding such trading day, on Reuters Page LIBOR01, or, if such rate does not appear on Reuters Page LIBOR01, the 3-month USD LIBOR rate that appears on Telerate Page “3750” or such other page as may replace Reuters Page LIBOR01 on Reuters or such other service or services as may be nominated by the sponsor of the 3-month USD LIBOR rate for the purpose of displaying London interbank offered rates for deposits in U.S. dollars. A “London banking day” is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

If the indicative value of the securities at any time on any trading day from, and excluding, the inception date to, and including, the last exercise date is less than 60% of the current principal amount of the securities on such trading day (the “rebalancing trigger”), a “rebalance event” will occur. At the close of business on the next succeeding trading day (a “rebalancing date”), the calculation agent will reduce and reset the current principal amount of the securities to the closing indicative value of the securities on such rebalancing date minus the rebalancing fee and reset the initial index level to the closing index level on such rebalancing date. The rebalancing date is subject to postponement in the event of a market disruption event as described under

“Market Disruption Events.” The “rebalancing fee” is 0.05% of the current principal amount of the securities on the relevant rebalancing date prior to the reset.

The “inception date” of the securities is October 7, 2013.

The “valuation dates” in connection with the payment at maturity are the first three trading days following October 4, 2023 (the “last exercise date”), subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The “final valuation date” for the securities is the last valuation date in connection with the payment at maturity. We expect the final valuation date to be October  9, 2023.

The “maturity date” is October 12, 2023 or the next business day if such day is not a business day, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The “record date” for the payment at maturity will be the final valuation date, whether or not that day is a business day.

A “trading day” is any day other than a day on which (i)(A) the value of the Index is not published by the sponsor of the Index, (B) trading is not generally conducted on NYSE Arca or (C) trading is not generally conducted on the relevant exchange and (ii) the calculation agent determines in its sole discretion that such non-publication or non-trading materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities.

The “relevant exchange” means the primary organized exchanges or markets of trading for (i) any security then included in the Index or (ii) any futures or options contract or fund related to the Index or to any security then included in the Index.

A “business day” is a Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London.

Repurchase at Your Option

Prior to maturity, you may, subject to certain restrictions, offer for repurchase by Deutsche Bank 10,000 securities (or an integral multiple of 1 security in excess thereof). If you comply with the repurchase procedures described below, Deutsche Bank will be obligated to repurchase your securities, and on the applicable repurchase date, you will be entitled to receive in exchange for those securities you have selected for repurchase a cash payment per security equal to the repurchase value on the applicable valuation date.

The repurchase value in connection with repurchase at your option will be calculated as follows:

Current principal amount × (initial leverage factor × index performance – 1
– investor fee calculated on the valuation date)

A “valuation date” in connection with a repurchase at your option is the first trading day following the business day on which you deliver an effective notice offering your securities for repurchase by Deutsche Bank, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The “repurchase date” for your securities will be the third business day following the valuation date for the repurchase, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.” In the event that payment upon repurchase by Deutsche Bank is deferred beyond the original repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Repurchase Procedures

To effect a repurchase, you must irrevocably offer at least 10,000 securities, or an integral multiple of 1 security in excess thereof, to DBSI no later than 11:00 a.m., New York City time, on the business day prior to your desired valuation date, which may be any trading day during the exercise period; provided that the repurchase at your option will be deemed ineffective if we deliver a call notice to repurchase the securities or an automatic redemption event occurs, in each case, prior to the close of business on the relevant valuation date for the repurchase at your option, and your securities will instead be repurchased or redeemed as described below on the relevant call date or automatic redemption date, as applicable.

The “exercise period” is the period from, and excluding, the initial settlement date to, and including, the last exercise date.

If you wish to offer your securities to Deutsche Bank for repurchase, you and your broker must follow the following procedures:

•
your broker must deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 11:00 a.m., New York City time, on the business day prior to your desired valuation date. You must offer at least 10,000 securities, or an integral multiple of 1 security in excess thereof, for repurchase by Deutsche Bank on any repurchase date. DBSI must acknowledge receipt from your broker in order for your offer to be effective;

•	your broker must book a delivery vs. payment trade with respect to your securities on the applicable valuation date at a price equal to the applicable repurchase value, facing DBSI; and

•	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time on the repurchase date.

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the securities in respect of such deadlines. If DBSI does not receive your offer for repurchase by 11:00 a.m., New York City time, on the business day prior to your desired valuation date, your notice will not be effective and we will not accept your offer to repurchase your securities on the repurchase date. Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable. We may request that DBSI purchase the securities you offer to us for repurchase for a cash payment that would otherwise have been payable by us. Any securities purchased by DBSI will remain outstanding.

DBSI may charge a fee of up to 0.10% of the repurchase value per security that is repurchased at your option.

Repurchase at Our Option

We may, in our sole discretion, elect to redeem the securities in whole but not in part on any trading day during the exercise period for an amount in cash per security equal to the repurchase value. The repurchase value in connection with repurchase at our option will be calculated as follows:

Current principal amount × (initial leverage factor × index performance – 1
– investor fee calculated on the last valuation date)

If we elect to redeem the securities, we will give you notice not less than seven business days prior to the call date (the “call notice date”). If we exercise our right to repurchase the securities, we will deliver an irrevocable call notice to DTC, the holder of the global security for the securities. The “call date” for the securities will be specified in the call notice, subject to postponement in the event of a market disruption event as described under “Market Disruption Events,” but will in no event be prior to the seventh business day following the call notice date. The last day on which we may deliver a call notice is the last exercise date. The “valuation dates” in connection with a repurchase at our option are the first three trading days following the call notice date, subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

In the event that payment upon repurchase by Deutsche Bank is deferred beyond the repurchase date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Automatic Redemption Event

If the indicative value of the securities at any time during the regular trading sessions of the primary stock exchanges in New York City or London on any trading day from, and excluding, the inception date to, and including, the last exercise date is less than 40% of the current principal amount of the securities on such trading day (the “automatic redemption trigger”), an “automatic redemption event” will occur and the securities will be automatically redeemed on the automatic redemption date for an amount in cash per security equal to the automatic redemption value. The calculation agent will calculate the indicative value of the securities for purpose of determining whether an automatic redemption event has occurred. The “automatic redemption date” will be the third business day following the applicable valuation date. If a rebalancing event has occurred and then an automatic redemption event occurs after the occurrence of the rebalancing event but prior to the end of the trading day on the corresponding rebalancing date, then the securities will be automatically redeemed pursuant to the automatic redemption event without giving effect to the rebalancing event.

The “valuation date” in connection with an automatic redemption event is the trading day on which the calculation agent is able to complete its determination of the automatic redemption value. For the avoidance of doubt, the valuation date in connection with an automatic redemption event will not be subject to postponement in the event of a market disruption event as described under “Market Disruption Events.”

The “automatic redemption value” will be determined by the calculation agent, in its sole discretion, based on the intraday indicative value calculated using a substitute reference index level rather than the intraday index level used to determine that the automatic redemption event has occurred. The substitute reference index level will be computed by the calculation agent in accordance with the formula for and the method of calculating the Index last in effect prior to the automatic redemption event, using the public quotations for the intraday prices of the relevant components of the Index as selected by the calculation agent as soon as practicable following the occurrence of an automatic redemption event, or if the exchanges or markets for any of the components of the Index are not open for trading when the automatic redemption event occurs, the public quotations for such components as selected by the calculation agent as soon as practicable when such exchanges or markets are next open for trading. If the calculation agent is prevented from determining the automatic redemption value because of a suspension, absence or material limitation of trading in any of the stocks comprising the Index or a breakdown or failure in the price and trade reporting systems of any relevant exchange following the occurrence of an automatic redemption event, the calculation agent may determine the automatic redemption value when such suspension, absence or material limitation of trading or breakdown or failure in the price and trade reporting systems has ceased to occur. However, if such disruption is continuing on the fifth trading day after the trading day on which the automatic redemption event occurs, the calculation agent may make a good faith estimate in its sole discretion of the substitute reference index level and will determine the automatic redemption value on such fifth trading day.

The substitute reference index level determined by the calculation agent could be lower than the intraday index level used to determine that the automatic redemption event has occurred. Therefore, the automatic redemption value could be lower than 40% of the current principal amount of the securities.

Default Amount on Event of Default Acceleration

If an event of default occurs and the maturity of the securities is accelerated, we will pay the default amount in respect of each security at maturity. We describe the default amount below under “– Default Amount.”

For the purpose of determining whether the holders of our Series A global notes, of which the securities are a part, are entitled to take any action under the indenture, we will treat the current principal amount of each security on the inception date as the principal amount of that security. Although the terms of the securities may differ from those of the other Series A global notes, holders of specified percentages in principal amount of all Series A global notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A global notes, including the securities. This action may involve changing some of the terms that apply to the Series A global notes, accelerating the maturity of the Series A global notes after a default or waiving some of our obligations under the indenture.

Default Amount

If an event of default occurs under the indenture referenced in the accompanying prospectus supplement and the maturity of the securities is accelerated, the amount payable upon acceleration will be the repurchase value determined by the calculation agent on the next trading day.

Further Issuances

We may, from time to time, without your consent, create and issue additional securities having the same terms and conditions as the securities offered by this pricing supplement. If there is substantial demand for the securities, we may issue additional securities frequently. Such additional securities will be fungible with the outstanding securities.

Market Disruption Events

A disrupted day is any trading day on which a market disruption event occurs or is continuing.

If any rebalancing date or any valuation date in connection with a repurchase at your option, a repurchase at our option or the payment at maturity (each a “reference date”) is a disrupted day with respect to the Index, the closing index level on the next succeeding trading day that is not a disrupted day will be deemed to be the closing index level for such reference date; provided that if the five successive trading days immediately following such reference date are all disrupted days, the calculation agent will determine, in its sole discretion, the closing index level for such reference date on the fifth trading day immediately following such reference date, notwithstanding that such fifth trading day is a disrupted day. If any valuation date in connection with a repurchase at your option, a repurchase at our option or the payment at maturity is a disrupted day with respect to the Index and the date as of which the calculation agent determines the closing index level falls less than three business days prior to the scheduled repurchase date, call date or maturity date (each a “payment date”) corresponding to such valuation date, as applicable, such scheduled payment date will be postponed to the third business day following the date as of which the calculation agent has determined the closing index level for such valuation date.

If the scheduled payment date is not a business day, then the payment date will be the next succeeding business day following such scheduled payment date. In the event that the scheduled payment date is postponed as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

A “market disruption event” means a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind all or a material portion of any hedge with respect to the securities:

•
a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the level of the Index (or the relevant successor Index) on the relevant exchanges for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchanges; or

•
a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the level of the Index (or the relevant successor Index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•
a suspension, absence or material limitation of trading on any major securities market for trading in futures or options contracts or exchange traded funds related to the Index (or the relevant successor Index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such market; or

•	a decision to permanently discontinue trading in the relevant futures or options contracts or exchange traded funds.

For the purpose of determining whether a Market Disruption Event exists at any time, if trading in a security included in the Index (or the relevant successor Index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the disrupted Index (or the relevant successor Index) shall be based on a comparison of:

•	the portion of the level of the Index (or the relevant successor Index) attributable to that security, relative to

•	the overall level of the Index (or the relevant successor Index),

in each case, immediately before that suspension or limitation.

For purposes of determining whether a market disruption event has occurred:

•
a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market;

•
limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•	a suspension of trading in futures or options contracts or exchange traded funds on the Index by the primary securities market trading in such contracts or funds by reason of:

•	a price change exceeding limits set by such exchange or market;

•	an imbalance of orders relating to such contracts or funds; or

•	a disparity in bid and ask quotes relating to such contracts or funds will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the Index; and

•
a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Discontinuation or Modification of the Index

If the index sponsor discontinues publication of the Index and the index sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the calculation agent will determine the level of the Index on any relevant date and the amount payable at maturity, upon repurchase by Deutsche Bank or upon an automatic redemption event by reference to such successor index for the period following the discontinuation of the Index.

If the calculation agent determines in its sole discretion that the publication of the Index is discontinued and that there is no applicable successor index, or that the closing index level is not available for any reason other than a market disruption event, on the date on which the level of the Index is required to be determined, or if for any other reason (excluding a market disruption event) the Index is not available to us or the calculation agent on the relevant date, the calculation agent will determine the amount payable by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the Index, the index constituents or the method of calculating the Index has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of index constituents, and whether the change is made by the index sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the index constituents, or is due to any other reason – then the calculation agent will be permitted (but not required) to make such adjustments to the Index or method of calculating the Index as it believes are appropriate to ensure that the level of the Index used to determine the amount payable on the maturity date, upon repurchase by Deutsche Bank or upon an automatic redemption event is equitable.

All determinations and adjustments to be made by the calculation agent with respect to the level of the Index and the amount payable at maturity, upon earlier repurchase by Deutsche Bank or upon an automatic redemption event or otherwise relating to the level of the Index may be made in the calculation agent’s sole discretion. See “Risk Factors” in this pricing supplement for a discussion of certain conflicts of interest that may arise with respect to the calculation agent.

Discontinuation of 3-month USD LIBOR

If the sponsor of the 3-month USD LIBOR rate discontinues compilation or publication of the 3-month USD LIBOR rate, the calculation agent may designate a successor interest rate selected in its sole discretion (which may, but need not be, an interest rate calculated and maintained by same sponsor) and shall be solely responsible for determining the value of the securities based on its calculation of such interest rate.

Manner of Payment and Delivery

Any payment on or delivery of the securities at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the calculation agent. The calculation agent will, in its sole discretion, make all determinations regarding the value of the securities, including the current principal amount, the index performance, the investor fee, the initial index level, the reference index level, the closing index level on any valuation date, the automatic redemption value, market disruption events, rebalancing events, an automatic redemption event, business days, trading days, repurchase dates, the maturity date, the default amount, the amount payable in respect of your securities including at maturity, upon repurchase by Deutsche Bank or upon an automatic redemption event and any other calculations or determinations to be made by the calculation agent as specified herein. The calculation agent will rely upon the published levels of the Index and the 3-month USD LIBOR rate. If the index sponsor or the sponsor of the 3-month USD LIBOR rate discontinues compilation or publication of the Index or the 3-month USD LIBOR rate, as applicable, the calculation agent may designate a successor index or interest rate selected in its sole discretion (which may, but need not be, an index or interest rate calculated and maintained by same sponsor) and shall be solely responsible for determining the value of the securities based on its calculation of such successor index or interest rate. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

CLEARANCE AND SETTLEMENT

The DTC participants that hold the securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the securities and secondary market trading between DTC participants.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the attached prospectus under “Use of Proceeds.”

We have entered into and expect to continue to enter into transactions to hedge our obligations under the securities. Such transactions may involve purchases of the index constituents or instruments linked to the Index. From time to time, we may enter into additional hedging transactions or unwind those hedging transactions previously entered into. In this regard, we may:

•	acquire or dispose of long or short positions in some or all of the index constituents;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to some or all of the index constituents or the Index;

•	acquire or dispose of long or short positions in listed or over-the-counter options, futures, or other instruments linked to the level of other similar market indices; or

•	engage in any combination of the above activities.

We may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We may close out our hedge positions on or before the final valuation date. That step may involve sales or purchases of the index constituents, listed or over-the-counter options or futures on index constituents or listed or over-the-counter options, futures, or other instruments linked to the levels of the Index, as well as other indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the levels of the Index and, as a consequence, the market value of the securities and the amount payable at maturity, upon earlier repurchase by Deutsche Bank or upon an automatic redemption. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the securities.  It applies to you only if you hold your securities as capital assets within the meaning of Section 1221 of the Code. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding a security as a part of a “straddle.”

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or non-U.S. tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdictions.

Tax Treatment of the Securities

In the opinion of our special tax counsel, which is based on current market conditions as of the date of this pricing supplement, it is more likely than not that a security will be treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, with the consequences described below. Our special tax counsel has advised, however, that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your securities. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your securities could be materially and adversely affected. Unless otherwise stated, the following discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

You should not recognize taxable income or loss with respect to a security prior to its taxable disposition (including at maturity or upon repurchase or redemption). Upon a taxable disposition of a security, you should recognize gain or loss equal to the difference between the amount you realize and the amount you paid to acquire the security. Your gain or loss generally should be capital gain or loss, and should be long-term capital gain or loss if you have held the security for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if a security is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the security and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that any reweighting, reconstitution, change in methodology of, or substitution of a successor to, the Index or an index constituent, or any rebalancing with respect to a security, could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the relevant security.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in a security, possibly with retroactive effect.

Consequences if a Security Is Treated as a Debt Instrument

If a security is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the security you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the security, even though we will not be required to make any payment with respect to the security prior to its maturity or earlier repurchase or redemption. In addition, any income you recognize upon the taxable disposition of the security will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a security and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to an individual beneficial owner of a security who in the taxable year of disposition of the security is (i) present in the United States for 183 days or more or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a security is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the security generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States. However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to U.S. federal withholding tax, in each year that you own a security, possibly on a retroactive basis. We will not pay additional amounts on account of any such withholding tax.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if a security is treated as a debt instrument, any income or gain you realize with respect to the security will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN or Form W-8BEN-E, as applicable, and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from a security is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the security, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations

Proposed Treasury regulations under Section 871(m) of the Code, if finalized in their current form, could impose withholding after December 31, 2015 on non-U.S. holders at a rate of 30% (or lower treaty rate) on amounts treated as attributable to dividends from U.S. stocks underlying financial instruments such as the securities (“dividend equivalents”). Pursuant to published guidance, these regulations are not expected to apply to “grandfathered” securities issued prior to the date that is 90 days after the future date that final regulations are published. You should assume that any securities purchased on or after such 90th day will not be grandfathered because there is unlikely to be a practical way to establish the issue date of the securities you purchase. There are material uncertainties regarding the application of these proposed rules. You should consult your tax adviser regarding the potential application of these proposed regulations.

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. Pursuant to Treasury regulations and other published guidance, this legislation generally will apply to (1) any security issued after June 30, 2014 that is treated as a debt instrument for U.S. federal income tax purposes, and (2) any security issued more than six months after the date on which instruments such as the securities are first treated as giving rise to dividend equivalents. As noted above, you should assume that a security will be treated as issued on the date you acquire it. Withholding (if applicable) would apply to payments of interest (if the relevant security were treated as a debt instrument), dividend equivalents and, after December 31, 2016, gross proceeds from the taxable disposition of the relevant security.

We will not pay additional amounts with respect to any such withholding taxes. You should consult your tax adviser regarding the potential application of Section 871(m) and FATCA, including the availability of certain refunds or credits.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of a security may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information and otherwise satisfy the requirements to establish that you are not subject to backup withholding. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

On the inception date, we sold 45,000 securities to DBSI, acting as our agent, at $100 per security. After the inception date, additional securities have been and may continue to be offered and sold from time to time, at prevailing prices at the time of sale, through DBSI, acting as our agent, to investors. In any such subsequent distribution, DBSI may charge a purchase fee of up to 0.10% of the purchase price per security. We will receive proceeds equal to 100% of the offering price of securities sold after the inception date. DBSI may also receive a payment from Deutsche Bank of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the securities.

We may deliver securities against payment therefor on a date that is greater than three business days following the date of sale of any securities. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in securities that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Broker-dealers may make a market in the securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement and the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a security covered by this prospectus that they acquire from us or other holders after the original offering and sale of the securities, or they may sell a security covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities Act”). Among other activities, broker-dealers and other persons may make short sales of the securities and may cover such short positions by borrowing securities from us or our affiliates or by purchasing securities from us or our affiliates subject to our obligation to repurchase such securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. If these activities are commenced, they may be discontinued at any time. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of securities by market participants who cover their short positions with securities borrowed or acquired from us or our affiliates in the manner described above.

Deutsche Bank has retained DBSI, a member of FINRA, to provide certain services relating to the distribution of the securities. The amount of the fees that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the securities.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. In accordance with Rule 5121 of FINRA, DBSI may not make sales of the securities to any of its discretionary accounts without the prior written approval of the customer.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” of such Plans with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans unless exemptive relief is available under a statutory or administrative exemption.  Such Parties in Interest could include, without limitation, us, DBSI, the calculation agent, the paying agent, issuing agent and registrar or any of our or their respective affiliates.  Parties in Interest that engage in a nonexempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.  Thus, a plan fiduciary considering an investment in the securities should also consider whether such investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. For example, the securities might be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between a Party in Interest and an investing Plan which would be prohibited unless exemptive relief were available under an applicable exemption.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the securities and related lending transactions, provided that neither the Party in Interest nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the securities.

Accordingly, unless otherwise provided in an applicable supplement, the securities may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

The fiduciary investment considerations summarized above generally do not apply to governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Arrangements”). However, these Non-ERISA Arrangements may be subject to similar provisions under applicable federal, state, local foreign or other regulations, rules or laws (“Similar Laws”). The fiduciaries of plans subject to Similar Laws should also consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws.

Each purchaser or holder of the securities or any interest therein shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (a) it is not a Plan or a Non-ERISA Arrangement and it is not purchasing or holding such securities on behalf of or with “plan assets” of any Plan or Non-ERISA Arrangement or (b) its purchase and holding of such securities are eligible for exemptive relief under Section 406 of ERISA and Section 4975 of the Code and will not result in a violation of any Similar Law.

Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of any Plan or Non-ERISA Arrangement consult with their counsel prior to purchasing the securities.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities.  The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)
the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, (C) the holding of the securities, or (D) the exercise of or failure to exercise any rights we or our affiliate have under or with respect to the securities;

(ii)	we and our affiliates have acted and will act solely for our own account in connection with our obligations under the securities;

(iii)
any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

(v)
neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase and holding of the securities does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or any applicable Similar Laws. The sale of any securities to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

VALIDITY OF SECURITIES

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the issuer, when the securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the authenticating agent, acting on behalf of the trustee, pursuant to the senior indenture, and delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of September 28, 2012, filed as an exhibit to the letter of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the authentication of the securities by the authenticating agent and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP dated September 28, 2012, which has been filed as an exhibit to the registration statement referred to above.

LEGAL MATTERS

Davis Polk & Wardwell LLP has acted as special counsel to the agent. Davis Polk & Wardwell LLP has in the past represented the issuer and its affiliates and continues to represent the issuer and its affiliates on a regular basis and in a variety of matters.

ANNEX A

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)

Phone: 212-250-6689 or 212-250-2356

Email: EIMG.NY@db.com

Re: FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023, issued by Deutsche Bank AG (the “ETNs”) (CUSIP Number: 25155L293)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ETNs in the amounts and on the date set forth below.

Name of beneficial owner:

Aggregate face amount of ETNs offered for repurchase (you must offer at least 10,000 ETNs or an integral multiple of 1 ETN in excess thereof for repurchase at one time for your offer to be valid.):

Applicable valuation date:             , 20         (which is the first trading day following this notice)

Applicable repurchase date:             , 20         (which is the third business day following the valuation date)

Contact Name:

Telephone #:

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to DBSI by 11:00 a.m., New York City time on the business day prior to the desired valuation date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the applicable repurchase date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

___________________________________
[Beneficial Owner]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNS ARE HELD AND DELIVERED TO DBSI BY 11:00 A.M., NEW YORK CITY TIME, ON THE BUSINESS DAY PRIOR TO THE DESIRED VALUATION DATE

A-1

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: [Desired valuation date]

Deutsche Bank Securities Inc., as Repurchase Agent

Re: FI Enhanced Global High Yield Exchange Traded Notes Linked to the MSCI World High Dividend Yield USD Gross Total Return Index due October 12, 2023, issued by Deutsche Bank AG (the “ETNs”) (CUSIP Number: 25155L293)

Dear Sirs:

The undersigned holder of the ETNs checked above hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the repurchase date of                (which is the third business day following the valuation date), with respect to the aggregate face amount of ETNs indicated below as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the valuation date with respect to the aggregate face amount of ETNs specified below at a price per ETN equal to the repurchase value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 3:00 p.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Aggregate face amount of ETNs offered for repurchase (you must offer at least 10,000 ETNs or an integral multiple of 1 ETN in excess thereof for repurchase at one time for your offer to be valid):

DTC # (and any relevant sub-account):

A-2

Deutsche Bank AG, London Branch

1,500,000 FI Enhanced Global High Yield Exchange Traded Notes
Linked to the MSCI World High Dividend Yield USD Gross
Total Return Index due October 12, 2023

Amendment No. 1 dated May 28, 2014 to
Pricing supplement dated October 7, 2013

Deutsche Bank Securities

CUSIP Numbers: 25155L293